Exhibit 10.2

EXECUTION VERSION

TMM HOLDINGS II LIMITED PARTNERSHIP

A Cayman Islands Exempted Limited Partnership

Amended and Restated

Agreement of Exempted Limited Partnership

Dated April 9, 2013

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	5.4	Property Distributions and Installment Sales	18

	5.5	Net Profit or Net Loss	18

	5.6	Regulatory Allocations	20

	5.7	Tax Allocations	20

	5.8	Changes in Partners’ Interests	21

	5.9	Allocation for Canadian Tax Purposes	21

	5.10	No Duty to Account	21

6.	STATUS, RIGHTS AND POWERS OF LIMITED PARTNERS		21

	6.1	Return of Distributions of Capital	21

	6.2	No Management or Control	22

7.	MANAGEMENT OF THE PARTNERSHIP		22

	7.1	General Partner	22

	7.2	Authority of the General Partner Exclusive	23

	7.3	Execution of Papers	24

	7.4	Noncontravention	24

8.	DESIGNATION, RIGHTS, AUTHORITIES, POWERS, RESPONSIBILITIES AND DUTIES OF OFFICERS AND AGENTS		24

	8.1	Officers, Agents	24

9.	BOOKS, RECORDS, ACCOUNTING AND REPORTS		24

	9.1	Books and Records	24

	9.2	Tax Information	24

	9.3	Continuation	25

	9.4	Non-Disclosure	25

10.	TAX MATTERS PARTNER		26

	10.1	Classification as a Partnership and Other Tax Matters	26

	10.2	Tax Matters Partner	26

	10.3	Indemnity of Tax Matters Partner	27

	10.4	Tax Returns	27

11.	TRANSFER OF INTERESTS		27

	11.1	Restricted Transfer	27

	11.2	Transfer Requirements	28

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	11.3	Consent	28

	11.4	Withdrawal of Partner	28

	11.5	Amendment of Exhibit 3.1	29

	11.6	FIRPTA Certificates and Withholding	29

12.	WINDING UP AND DISSOLUTION OF THE PARTNERSHIP		29

	12.1	Termination of Limited Partnership	29

	12.2	Events of Liquidation	29

	12.3	Liquidation	30

	12.4	No Further Claim	30

13.	INDEMNIFICATION		30

	13.1	Indemnification Rights	30

	13.2	Exculpation	32

	13.3	Persons Entitled to Indemnity	32

	13.4	Procedure Agreements	33

	13.5	Business Opportunities	33

	13.6	Reliance, etc.	33

14.	REPRESENTATIONS AND COVENANTS BY THE PARTNERS		34

	14.1	Investment Intent	34

	14.2	Securities Regulation	34

	14.3	Knowledge and Experience	34

	14.4	Binding Agreement	34

	14.5	Tax Position	34

	14.6	Information	35

	14.7	Tax and Other Advice	35

	14.8	Publicly Traded Partnership Matters	35

	14.9	Tax Information	35

	14.10	Licenses and Permits	36

	14.11	Canadian Securities Laws	36

15.	PARTNERSHIP REPRESENTATIONS		36

	15.1	Duly Formed	36

	15.2	Valid Issue	37

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16.	AMENDMENTS TO AGREEMENT		37

	16.1	Amendments	37

	16.2	Binding Effect	37

17.	GENERAL		37

	17.1	Successors; Governing Law	37

	17.2	Notices, Etc.	37

	17.3	Severability	40

	17.4	Construction	40

	17.5	Table of Contents, Headings	40

	17.6	Rights Limited	40

	17.7	Entire Agreement	41

	17.8	No Third Party Rights	41

	17.9	Effect of Waiver or Consent	41

	17.10	Counterparts and Facsimile	41

	17.11	Jurisdiction and Venue; Waiver of Jury Trial	42

	17.12	Offset	42

	17.13	Adjustment of Numbers	42

	17.14	Business Days	42

	17.15	Survival	43

	17.16	Wills	43

	17.17	Spousal Consent	43

	17.18	Designees	43

	17.19	Gender	43

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TMM HOLDINGS II LIMITED PARTNERSHIP

AMENDED AND RESTATED

AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP

This Amended and Restated Agreement of Exempted Limited Partnership (as amended from time to time, this “Agreement”) of TMM Holdings II Limited Partnership, a Cayman Islands exempted limited partnership (the “Partnership”), dated April 9, 2013 is made by and among TMM Holdings II GP, ULC, an unlimited liability company organized under the laws of British Columbia, as the general partner, TPG TMM Holdings II LP, ULC as the initial limited partner (the “Initial Limited Partner”) and each of the Persons executing this Agreement as a limited partner.

RECITALS

WHEREAS, the General Partner formed the Partnership pursuant to an Agreement of Exempted Limited Partnership dated April 3, 2013 by and between the General Partner and the Initial Limited Partner (the “Original Agreement”) upon its registration pursuant to Section 9 of the Exempted Limited Partnership Law (2012 Revision) of the Cayman Islands (such law as amended from time to time, or any successor law, the “ELP Law”).

WHEREAS, the Partners now desire to enter into this Agreement to amend and restate in its entirety the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

For purposes of this Agreement (a) certain capitalized terms have specifically defined meanings set forth below, (b) references to “Articles,” “Exhibits,” “Recitals” and “Sections” are to Articles, Exhibits, Recitals and Sections of this Agreement unless explicitly indicated otherwise, (c) references to statutes include all rules and regulations thereunder, and all amendments and successors thereto from time to time and (d) the word “including” shall be construed as “including without limitation.”

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (b) any Person who is a general partner, partner, managing director, manager, officer, director or principal of the specified Person or (c) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided that TMHC, the General Partner, the Partnership and each Subsidiary of the Partnership or TMHC shall be deemed not to be an Affiliate of TPG Cayman or Oaktree Cayman.

“Affiliate Indemnitors” is defined in Section 13.1(b).

“Agreement” is defined in the preamble.

“Asset Value” of any property of the Partnership means its adjusted basis for U.S. federal income tax purposes unless:

(a)	the property was accepted by the Partnership as a contribution to capital at a value different from its adjusted basis, in which event the initial Asset Value for such property shall mean the gross Fair Value of the property agreed to by the Partnership and the contributing Limited Partner; or

(b)	the property of the Partnership is revalued in accordance with Section 4.2, in which event the Asset Value for such property shall equal the Fair Value established pursuant to such revaluation.

As of any date, references to the “then prevailing Asset Value” of any property shall mean the Asset Value last determined for such property less the depreciation, amortization and cost recovery deductions taken into account in computing Net Profit or Net Loss in fiscal periods (or portions thereof) subsequent to such prior determination date.

“Assignee” means any Person who acquires in any manner whatsoever any Units or other interest in the Partnership from an Assignor in accordance with Article 11.

“Assignor” is defined in Section 11.1(b).

“Assumed Tax Rate” is defined in Section 5.1(a).

“Capital Account” is defined in Section 4.1.

“Capital Contribution” means, with respect to any Limited Partner, the sum of (a) the amount of money plus (b) the Fair Value of any other property (net of liabilities assumed or to which the property is subject) at the time of contribution, in each case contributed to the Partnership with respect to the Interest held by such Limited Partner pursuant to this Agreement.

“Class” means, when used with reference to a Unit, the class of Units of which such Unit is a part.

“Class A Common Stock” means the Class A common stock, par value $0.00001 per share, of TMHC.

“Class B Common Stock” means the Class B common stock, par value $0.00001 per share, of TMHC.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Unit Holder” means a Person in regard to such Person’s particular Interest in Common Units.

“Common Units” is defined in Section 3.2.

“Confidential Information” is defined in Section 9.3.

“Covered Person” is defined in Section 13.1(c).

“Disposition Event” means any merger, consolidation or other business combination of TMHC, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of TMHC Common Stock and series of preferred stock of TMHC that are generally entitled to vote in the election of directors prior to such transaction or series of transactions continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.

“Distribution” means cash or property (valued at its Fair Value and net of liabilities assumed or to which the property is subject, in each case at the time of distribution) distributed by the Partnership to a Limited Partner in respect of the Limited Partner’s Interest whether by liquidating distribution, dividend or otherwise; provided, that a Distribution does not include any redemption or repurchase by the Partnership of any Common Units or Interests and does not include any recapitalization or exchange or distribution of securities of the Partnership, any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.

“ELP Law” is defined in the recitals.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Exchange Agreement” means the Exchange Agreement dated as of the date hereof, by and among TMHC, the Partnership and the holders of New TMM Units (as defined therein) and shares of Class B Common Stock from time to time party thereto, as amended or restated from time to time.

“Fair Value” means:

(a)	as applied to any asset constituting cash or cash equivalents, the amount of such cash or cash equivalents,

(b)	as applied to any asset constituting publicly traded securities that may be immediately sold in the public markets without any restrictions or limitations, the average, over a period of twenty-one (21) days consisting of the date of valuation and the twenty (20) consecutive business days prior to that date, of the average of the closing prices of the sales of such securities on the primary securities exchange on which such securities may at that time be listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over the counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization,

(c)	as applied to any assets other than cash, cash equivalents, or publicly traded securities that may be immediately sold in the public markets without any restrictions or limitations, the fair value of such assets, as determined by the General Partner, which shall take into account any factors that it deems relevant, and

(d)	as applied to any Common Unit after the closing of the IPO, the average, over a period of twenty-one (21) days consisting of the date of valuation and the twenty (20) consecutive business days prior to that date, of the average of the closing prices of the sales of shares of Class A Common Stock on the New York Stock Exchange.

“Fiscal Year” means the fiscal year of the Partnership, which, subject to Section 9.1, shall be the calendar year, or such other fiscal year as determined by the General Partner.

“General Partner” means the Person named in the parties clause above as the general partner and/or any other Person admitted to the Partnership as a general partner, from time to time, in accordance with this Agreement, in each case only for so long as such Person is a general partner of the Partnership in accordance with this Agreement.

“Indemnified Persons” is defined in Section 13.1.

“Initial Limited Partner” is defined in the preamble.

“Interest” means, with respect to any Person as of any time, such Person’s partnership interest in the Partnership, which includes the number of Units such Limited Partner holds and such Person’s Capital Account balance.

“IPO” means the initial public offering of shares of Class A Common Stock of TMHC.

“Legislation” is defined in Section 14.9.

“Liabilities” means all liabilities of the Partnership which, in accordance with generally accepted accounting principles in the United States, should be carried as liabilities on the balance sheet of the Partnership.

“Limited Partner” means each Person that executes this Agreement as a limited partner as of the date hereof and/or any other Person admitted to the Partnership as a limited partner, from time to time, in accordance with this Agreement, in each case only for so long as such Person is a limited partner of the Partnership in accordance with this Agreement.

“Management Limited Partner” means any Limited Partner listed under “Management Limited Partners” on the signature pages hereto and any Management Permitted Transferees of such Limited Partner to whom Vested Common Units are Transferred in accordance with the terms of this Agreement.

“Management Permitted Transferee” means, with respect to any Management Limited Partner, any of (a) a Member of the Immediate Family of such Management Limited Partner; (b) a trust established by or for the benefit of such Management Limited Partner of which only such Management Limited Partner and Members of his or her Immediate Family are beneficiaries; and (c) upon an individual Management Limited Partner’s death, an executor, administrator or beneficiary of the estate of the deceased Management Limited Partner.

“Management Rollover Agreement” means, with respect to each Management Limited Partner, the Common Unit Rollover Agreement by and among such Management Limited Partner, the Partnership and TMM, as amended or restated from time to time.

“Member of the Immediate Family” means, with respect to any natural person, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Partner is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee and so long as such trustee is reasonably satisfactory to the General Partner, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“MI Plan” means the New TMM Cayman 2013 Management Incentive Plan, as amended or restated from time to time.

“Monarch” means Monarch Communities Inc., a British Columbia corporation.

“Net Profit” and “Net Loss” are defined in Section 5.5.

“Oaktree Cayman” means OCM TMM Holdings II, L.P., a Cayman Islands exempted limited partnership.

“Partners” means the General Partner and/or the Limited Partners, as the context requires.

“Person” means an individual, a partnership, a joint venture, an association, a corporation, a trust, an estate, a limited liability company, a limited liability partnership, an unincorporated entity of any kind, a governmental entity or any other legal entity.

“Regulations” means the regulations, including temporary regulations, promulgated under the Code.

“Regulatory Allocations” is defined in Section 5.6.

“Representative” means, with respect to any Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Securities Act” means the U.S. Securities Act of 1933 and applicable rules and regulations thereunder.

“Securities and Exchange Commission” means the U.S. Securities and Exchange Commission and any successor governmental agency or regulatory body.

“Stockholders Agreement” means the Stockholders Agreement by and among TMHC and the stockholders party thereto, dated as of April 9, 2013.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Partnership.

“Tax Distribution” is defined in Section 5.1(a).

“Tax Matters Partner” is defined in Section 10.2.

“TMHC” means Taylor Morrison Home Corporation, a Delaware corporation.

“TMHC Common Stock” means all classes and series of common stock of TMHC, including the Class A Common Stock and Class B Common Stock.

“TMHC Offer” is defined in Section 3.8.

“TMHI” means Taylor Morrison Holdings, Inc., a Delaware corporation.

“TMM” means TMM Holdings Limited Partnership, a British Columbia limited partnership.

“TPG Cayman” means TPG TMM Holdings II, L.P., a Cayman Islands exempted limited partnership.

“Transfer” means, with respect to any Units, any interest therein, or any other securities or equity interests, a direct transfer, sale, exchange, assignment, pledge, hypothecation or other direct encumbrance or other direct transfer or disposition thereof, including the direct grant of an option or other right, whether voluntarily, involuntarily, or by operation of law; and “Transferred,” “Transferee” and “Transferor” shall each have a correlative meaning. For the avoidance of doubt, any indirect transfer, sale, exchange, assignment, pledge, hypothecation or other indirect encumbrance or other indirect transfer or disposition shall not fall within the definition of “Transfer”.

“Units” means the Common Units and any other class of units of interest in the Partnership that are a measure of a Limited Partner’s share of Net Profit and Net Loss in the Partnership as provided in Article 5,

“Unvested Common Unit” means, on any date of determination, any Common Unit held by a Management Limited Partner that is not a Vested Common Unit.

“USRPI Information” is defined in Section 9.2.

“Vested Common Unit” means, on any date of determination, any Common Unit held by a Management Limited Partner that is “vested” in accordance with such Management Limited Partner’s (or its direct or indirect transferor’s) applicable Management Rollover Agreement.

“Withdrawing Partner” is defined in Section 5.9.

2.	FORMATION AND PURPOSE.

2.1 Formation. The Partnership was formed pursuant to the Original Agreement upon its registration as an exempted limited partnership under the ELP Law on April 3, 2013. The rights and liabilities of the Partners shall be determined pursuant to the ELP Law and this Agreement. To the extent that the rights or obligations of any Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the ELP Law, control.

2.2 Name. The name of the Partnership is TMM Holdings II Limited Partnership. The business of the Partnership may be conducted under that name or any other name that the General Partner deems appropriate or advisable in accordance with the ELP Law. The General Partner shall make the filing required by Section 10 of the ELP Law upon any such change of name.

2.3 Term. The term of the Partnership commenced on April 3, 2013 upon the Partnership’s registration as an exempted limited partnership under the ELP Law, and shall continue until the Partnership is wound up and dissolved in accordance with this Agreement.

2.4 Registered Office and Agent. The Partnership’s registered agent for service of process on the Partnership and the address of the Partnership’s registered office in the Cayman Islands shall be c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or such other agent or office in the Cayman Islands as the General Partner may from time to time designate.

2.5 Purpose and Powers. Subject to the limitations contained elsewhere in this Agreement, the Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the ELP Law and engaging in any and all activities necessary, advisable, convenient or incidental thereto. The Partnership shall have all powers permitted under applicable laws to do any and all things deemed by the General Partner to be necessary or desirable in furtherance of the purposes of the Partnership. Notwithstanding the foregoing, the Partnership shall not undertake business with the public in the Cayman Islands other than so far as may be necessary for the carrying on of the business of the Partnership exterior to the Cayman Islands.

2.6 Limited Liability.

(a) Except as otherwise required by the ELP Law and this Agreement, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Limited Partner shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Limited Partner. All Persons dealing with the Partnership shall look solely to the General Partner and the assets of the Partnership for the payment of the debts, obligations or liabilities of the Partnership.

(b) To the fullest extent permitted by law, the General Partner shall not be liable to the Partnership or any other Partner for any act or omission taken or suffered by the General Partner in good faith and in the belief that such act or omission is in the best interests of the Partnership; provided that such act or omission does not constitute actual fraud, gross negligence or willful misconduct by the General Partner. To the fullest extent permitted by law, the General Partner shall not be liable to the Partnership or any other Partner for any action taken by any other Partner, nor shall the General Partner be liable to the Partnership or any other Partner for any action of any employee or agent of the Partnership.

(c) To the fullest extent permitted by law, and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “discretion” or “sole discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own and any of its Affiliates’ interests, and shall have no duty or obligation to give any consideration to any interests of or factors affecting the Partnership or any other person, or (ii) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard.

2.7 Agreement. The General Partner hereby admits each of the Limited Partners who made the Initial New TMM Contribution and the Second Initial New TMM Contribution (as such terms are defined in the Reorganization Agreement dated as of April 9, 2013) and who is a party to this Agreement as a Limited Partner prior to the end of the first Fiscal Year of the Partnership established pursuant to Section 9.1 for Canadian tax purposes, and effective thereafter hereby admits each of the other Limited Partners who is a party to this Agreement as Limited Partners and the General Partner, the Initial Limited Partner and the Limited Partners hereby amend and restate the Original Agreement in its entirety on the terms of this Agreement. The Initial Limited Partner hereby withdraws as a limited partner of the Partnership immediately following the admission of the Limited Partners pursuant to this Section 2.7 and hereby and thereafter shall have no further rights, liabilities or obligations under or in respect of this Agreement.

3.	PARTNERSHIP, CAPITAL CONTRIBUTIONS AND UNITS.

3.1 Partners. The Limited Partners of the Partnership shall be listed on Exhibit 3.1, as from time to time amended and supplemented in accordance with this Agreement. The Partnership shall maintain a current list of Limited Partners, the total amount of Capital Contributions made by each such Limited Partner, the number and Class of Units held by such Limited Partner and each Limited Partner’s Capital Account balance. The Partnership will also maintain a current list of the number of each Management Limited Partner’s Unvested Common Units and Vested Common Units.

3.2 Limited Partner Interests and Units. The Interests of the Limited Partners of the Partnership shall be divided into Units. The “Common Units” shall initially be the only Class of Units. Each “Common Unit” shall represent an Interest in the Partnership, shall be designated as a Common Unit of the Partnership and shall be entitled to the Distributions provided for in Article 5 except as provided in Section 3.3 with respect to the Unvested Common Units. No fractional Units shall be issued. In lieu of any fractional Units, a Limited Partner otherwise entitled to a fractional interest in a Unit, shall receive the nearest whole number of Units (with fractions equal to exactly 0.5 being rounded up).

3.3 Unvested Common Units. Unvested Common Units shall be subject to the terms of the MI Plan and applicable Management Rollover Agreements, and the General Partner shall have sole and absolute discretion to interpret and administer the MI Plan and Management Rollover Agreements and to adopt such amendments thereto or otherwise determine the terms and conditions of such Unvested Common Units in accordance with this Agreement and the applicable Management Rollover Agreements. Except as set forth in Article 5, distributions shall not be made in respect of Unvested Common Units. Unvested Common Units that fail to vest and are forfeited by the applicable Management Limited Partner shall be cancelled by the Partnership (along with the Interest that such Unvested Common Units represent and the corresponding shares of Class B Common Stock) and shall no longer be entitled to any Distributions. The Partnership shall treat a Management Limited Partner holding an Unvested Common Unit as the owner of such Unit, and the Partnership shall file its IRS Form 1065, and the Partnership shall issue appropriate Schedule K-1s, if any, to such Management Limited Partner, allocating to such Management Limited Partner its distributive share of all items of income, gain, loss, deduction and credit associated with such Unvested Common Unit as if it were fully vested. Each Management Limited Partner agrees to take into account such distributive share in computing its U.S. federal income tax liability for the entire period during which it holds any Unvested Common Unit. The Partnership and each Limited Partner agree not to claim a deduction (as wages, compensation or otherwise) for U.S. federal, state and local income tax purposes the fair market value of any Unvested Common Unit issued to a Management Limited Partner, whether at the time of grant of the Unit or at the time the Unit becomes a Vested Common Unit. Each recipient of an Unvested Common Unit (whether issued on or after the date hereof) agrees to timely and properly file an election under Section 83(b) of the Code with respect to each Unvested Common Unit and provide the General Partner with a copy of such election.

3.4 Specific Limitations. Without the consent of the General Partner, TPG Cayman and Oaktree Cayman, in each case solely to the extent such Person, directly or indirectly (through a direct or indirect ownership interest in any Limited Partner other than through ownership of TMHC Common Stock), then has an ownership interest in Units or Interests in the Partnership, no Limited Partner shall have the right or power to: (a) withdraw or reduce its Capital Contribution except as provided by the ELP Law or in this Agreement, (b) make voluntary Capital Contributions or contribute any property to the Partnership other than cash, (c) bring an action for partition against the Partnership or any Partnership assets, (d) except as provided by the ELP Law, cause the winding up and dissolution of the Partnership, or (e) require that property other than cash be distributed upon any Distribution.

3.5 Additional Partners and Units.

(a) The General Partner may issue Units or Interests in the Partnership (including other Classes thereof having different rights) and admit Limited Partners in exchange for such contributions to capital (including commitments to make contributions to capital) or such other consideration (including past or future services) and on such terms and conditions (including vesting and forfeiture provisions) as the General Partner determines. Promptly following the issuance of Units or Interests, the General Partner shall cause the books and records of the Partnership to reflect the number of Units or Interests issued, any Limited Partners or additional Limited Partners holding such Units or Interests and, in the case of Units or Interests issued other than solely in connection with the performance of services, the Capital Contribution per Unit or Interest. Upon the execution of a deed of adherence, an amendment to this Agreement or an assumption agreement, together with any other documents or instruments required by the General Partner in connection therewith, and the making of the Capital Contribution (if any) specified to be made at such time, a Person shall be admitted to the Partnership as a Limited Partner.

(b) Notwithstanding the foregoing or anything else to the contrary in this Agreement, if at any time TMHC issues a share of its Class A Common Stock (including in the IPO) or any other Equity Security of TMHC (other than shares of Class B Common Stock), (i) the Partnership shall issue to TMHC one Common Unit (if TMHC issues a share of Class A Common Stock), or such other Equity Security of the Partnership (if TMHC issues Equity Securities other than Class A Common Stock) corresponding to the Equity Securities issued by TMHC, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of TMHC and (ii) the net proceeds received by TMHC with respect to the corresponding share of Class A Common Stock or other Equity Security, if any, shall be concurrently transferred to the Partnership; provided, however, that if TMHC issues any shares of Class A Common Stock (including in the IPO) or other Equity Securities some or all of the net proceeds of which are to be used to fund expenses or other obligations of TMHC for which TMHC would be permitted a cash distribution pursuant to clause (ii) of Section 5.1(d), then TMHC shall not be required to transfer such net proceeds to the Partnership which are used or will be used to fund such expenses or obligations; provided, further, that if TMHC issues any shares of Class A Common Stock in order to purchase or fund the purchase from a Limited Partner of a number of Common Units (together with shares of Class B Common Stock) equal to the number of shares of Class A Common Stock so issued, then the Partnership shall not issue any new Common Units in connection therewith and TMHC shall not be required to transfer such net proceeds to the Partnership (it being understood that such net proceeds shall instead be transferred to such Limited Partner as consideration for such purchase). Notwithstanding the foregoing, this Section 3.5(b) shall not apply to the issuance and distribution to holders of shares of TMHC Common Stock of rights to purchase Equity Securities of the TMHC under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Common Units for Class A Stock, such Class A Stock will be issued together with a corresponding right), or to the issuance under TMHC’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of TMHC or rights or property that may be converted into or settled in Equity Securities of TMHC, but shall in each of the foregoing cases apply to the issuance of Equity Securities of TMHC in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except for transactions pursuant to the Exchange Agreement, (x) the Partnership may not issue any additional Common Units to TMHC, any Subsidiary of TMHC or any Person of whom TMHC directly or indirectly owns Equity Securities unless substantially simultaneously TMHC issues or sells an equal number of shares of TMHC’s Class A Common Stock to another Person, and (y) the Partnership may not issue any other Equity Securities of the Partnership to TMHC, any Subsidiary of TMHC or any Person of whom TMHC directly or indirectly owns Equity Securities unless substantially simultaneously TMHC issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of TMHC with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Partnership.

(c) TMHC may not redeem, repurchase or otherwise acquire any shares of Class A Common Stock (including upon forfeiture of any unvested shares of Class A Common Stock) unless substantially simultaneously the Partnership redeems, repurchases or otherwise acquires from TMHC an equal number of Common Units for the same price per security and TMHC may not redeem or repurchase any other Equity Securities of TMHC unless substantially simultaneously the Partnership redeems or repurchases from TMHC an equal number of Equity Securities of the Partnership of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of TMHC for the same price per security. The Partnership may not redeem, repurchase or otherwise acquire any Common Units from TMHC unless substantially simultaneously TMHC redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock for the same price per security from holders thereof, and the Partnership may not redeem, repurchase or otherwise acquire any other Equity Securities of the Partnership from TMHC unless substantially simultaneously TMHC redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of TMHC of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of TMHC. Notwithstanding the foregoing, to the extent that any consideration payable to TMHC in connection with the redemption or repurchase of any shares of Class A Common Stock or other Equity Securities of TMHC consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Partnership shall be effectuated in an equivalent manner. TMHC may not authorize, declare or pay any dividends or distributions in respect of its Class A Common Stock unless substantially simultaneously the Partnership authorizes, declares and pays the same dividend or distribution pursuant to Section 5.1(b) or Section 5.1(c) in respect of its Common Units.

(d) The Partnership shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding TMHC Common Stock with corresponding changes made with respect to any other exchangeable or convertible securities. TMHC shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding TMHC Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

3.6 Capital Contributions. Each Limited Partner’s Capital Contribution, if any, whether in cash or in-kind, and the number of Units or other Interests issued to such Limited Partner shall be as set forth in Exhibit 3.1 or in the agreement executed by the General Partner pursuant to which such Units were issued to such Limited Partner. Any in-kind Capital Contributions shall be effected by a written assignment or such other documents as the General Partner shall direct. Any Limited Partner making an in-kind Capital Contribution agrees from time to time to take such further acts and execute such further documents as the General Partner may direct to perfect the Partnership’s interest in such in-kind Capital Contribution.

3.7 Certification. In the event that certificates representing Units or other Interests in the Partnership are issued, such certificates will bear the following legend:

“THE UNITS OR OTHER INTERESTS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP, DATED APRIL 9, 2013, AS IT MAY BE AMENDED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “PARTNERSHIP”) AND BY AND AMONG THE PARTNERS. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED BY THE PARTNERSHIP TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

3.8 Disposition Events.

(a) Notwithstanding any other provision of this Agreement, if a Disposition Event is approved in accordance with the Stockholders Agreement and consummated in accordance with applicable law, at the request of the Partnership (or following such Disposition Event, its successor) or TMHC (or following such Disposition Event, its successor), each of the Limited Partners shall be required to exchange with TMHC, at any time and from time to time after, or simultaneously with, the consummation of such Disposition Event, all of such Limited Partner’s Common Units and shares of Class B Common Stock for aggregate consideration for each Common Unit and corresponding share of Class B Common Stock that is equal to the consideration payable in respect of each share of Class A Common Stock in connection with the Disposition Event, provided, however, that in the event of a Disposition Event intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, a Limited Partner shall not be required to exchange Common Units or shares of Class B Common Stock pursuant to this Section 3.8(a) unless either (i) TPG Cayman and Oaktree Cayman collectively hold less than 5% of the Common Units and shares of Class B Common Stock that were held by TPG Cayman and Oaktree Cayman immediately prior to the IPO (after giving effect to any unit or stock split, reverse unit or stock split, unit or stock distribution or dividend or similar event) or (ii) as a part of such transaction, the Limited Partners are permitted to exchange their Common Units and shares of Class B Common Stock for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for the direct and indirect holders of Common Units and shares of Class B Common Stock (except to the extent that property other than securities is received in such exchange) based on a “should” or “will” level opinion from independent tax counsel of recognized standing and expertise.

(b) Notwithstanding any other provision in this Agreement, in a Disposition Event where the consideration payable in such Disposition Event is other than all-cash, if such Disposition Event is consummated in a manner that results in TMHC no longer directly holding Common Units, the new holder of such Common Units (the “Acquiror”) shall (i) become a Limited Partner and shall assume all of TMHC’s obligations under this Agreement as set forth in Article 11 and (ii) issue to each Limited Partner (other than the Acquiror) an equity interest in such Acquiror that is equivalent in all respects to each share of Class B Common Stock held by such Limited Partner, including, without limitation, equivalent rights in respect of each such equity interest as those rights set forth in the Exchange Agreement in respect of each share of Class B Common Stock.

3.9 Tender Offers and Other Events with Respect to TMHC. In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to TMHC Common Stock (a “TMHC Offer”) is proposed by TMHC or is proposed to TMHC or its stockholders and approved by the board of directors of TMHC or is otherwise effected or to be effected with the consent or approval of the board of directors of TMHC, the holders (other than TMHC) of Common Units and shares of Class B Common Stock shall be permitted to participate in such TMHC Offer by delivery of a contingent Election of Exchange (as defined in the Exchange Agreement). In the case of a TMHC Offer proposed by TMHC, TMHC will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders (other than TMHC) of Common Units and shares of Class B Common Stock to participate in such TMHC Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided that, without limiting the generality of this sentence, TMHC will use its reasonable best efforts expeditiously and in good faith to ensure that such holders of Common Units may participate in each such TMHC Offer without being required to exchange Common Units and shares of Class B Common Stock (or, if so required, to ensure that any such exchange shall be effective only upon, and shall be conditional upon, the closing of such TMHC Offer and only to the extent necessary to exchange the number of Common Units and shares being repurchased). Nothing in this Section 3.8 shall affect the rights of the Limited Partners under the Exchange Agreement. For the avoidance of doubt, in all events, tendering holders of Common Units and shares of Class B Common Stock shall be entitled to receive aggregate consideration for each Common Unit and corresponding share of Class B Common Stock that is equal to the consideration payable in respect of each share of Class A Common Stock in connection with a TMHC Offer.

3.10 Record Date. The same record date shall apply in respect of the Common Units, the shares Class B Common Stock and the shares of Class A Common Stock for purposes of any shareholder vote by TMHC, any distribution or dividend by the Partnership or TMHC or any other purpose for which a record date is declared by either the Partnership or TMHC.

4.	CAPITAL ACCOUNTS.

4.1 Capital Accounts. A separate account (each, a “Capital Account”) shall be established and maintained for each Limited Partner which:

(a) shall be increased by (i) the amount of any Capital Contribution by such Limited Partner to the Partnership and (ii) such Limited Partner’s share of the Net Profit (or items thereof) of the Partnership; and

(b) shall be reduced by (i) the amount of any Distribution to such Limited Partner, (ii) proceeds distributed upon redemption of Common Units by the Partnership and (iii) such Limited Partner’s share of the Net Loss (or items thereof) of the Partnership.

In determining the amount of any liability for purposes of sub-clauses (a)(i) and (b)(i), there shall be taken into account Code Section 752 and any other applicable provisions of the Code and Regulations. It is the intention of the Limited Partners that the Capital Accounts of the Partnership be maintained in accordance with the provisions of Section 704(b) of the Code and the Regulations thereunder and that this Agreement be interpreted consistently therewith. The Capital Account balance for each Limited Partner as of the date hereof shall be listed on Exhibit 3.1, as from time to time amended and supplemented in accordance with this Agreement.

4.2 Revaluations of Assets and Capital Account Adjustments. Except upon the prior written consent of the General Partner, TPG Cayman and Oaktree Cayman, in each case solely to the extent such Person, directly or indirectly (through a direct or indirect ownership interest in any Limited Partner other than through ownership of TMHC Common Stock), then has an ownership interest in Units or Interests in the Partnership, immediately preceding the issuance of additional Units in exchange for cash, other property, or services to a new or existing Limited Partner or upon the redemption of the Interest of a Limited Partner or the liquidation of the Partnership, the then prevailing Asset Values of the Partnership shall be adjusted to equal their respective gross Fair Value and any increase in the net equity value of the Partnership (Asset Values less Liabilities) shall be credited to the Capital Accounts of the Limited Partners in the same manner as Net Profits are credited under Section 5.5(b) (or any decrease in the net equity value of the Partnership shall be charged in the same manner as Net Losses are charged under Section 5.5(b)). Accordingly, as of any time Asset Values are adjusted pursuant to this Section 4.2, the Capital Accounts of Limited Partners will reflect both realized and unrealized gains and losses through such date and the net equity value of the Partnership as of such date.

4.3 Additional Capital Account Provisions. Except as otherwise agreed to in writing by the Partnership and any Limited Partner, no Limited Partner shall have the right to demand a return of all or any part of such Limited Partner’s Capital Contributions. Any return of the Capital Contributions of any Limited Partner shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. No interest shall be paid to any Limited Partner with respect to such Limited Partner’s Capital Contributions or Capital Account. In the event that all or a portion of the Units of a Limited Partner are transferred in accordance with this Agreement, the transferee of such Units shall also succeed to all or the relevant portion of the Capital Account of the transferor (based on the ratio of the number of

Units held by the transferor immediately before the transfer to the number of Units transferred, as applicable), and shall be treated as having made any Capital Contributions, and received any Distributions, made or received with respect to such transferred Units while such Units were held by the transferor. Units held by a Limited Partner may not be transferred independently of the Interest to which the Units relate.

5.	DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS.

5.1 Distributions.

(a) Tax Distributions. To the extent the Partnership has available cash for Distribution by the Partnership under the ELP Law and subject to any applicable agreement to which the Partnership or any of its Subsidiaries is a party governing the terms of indebtedness for borrowed money and subject to the retention and establishment of reserves, or payment to third parties, of such funds as the General Partner deems necessary or desirable in its sole discretion with respect to the reasonable needs and obligations of the Partnership or any of its Subsidiaries, the General Partner shall cause the Partnership to make, on an annual basis or more frequently as determined by the General Partner, a distribution to each Limited Partner or former Limited Partner equal to such Limited Partner’s or former Limited Partner’s Tax Distribution for each Fiscal Year. The “Tax Distribution” for a Limited Partner or former Limited Partner for a Fiscal Year is the amount determined by the General Partner to be sufficient such that such amount, together with any other distributions made to such Limited Partner or former Limited Partner during such Fiscal Year, is at least equal to the amount of the Limited Partner’s or former Limited Partner’s U.S. federal, state and local income taxes, with respect to the Limited Partner’s or former Limited Partner’s allocable share (including for the avoidance of doubt any gain or loss allocable to a Partner as the result of the application of Code Section 704(c)) of any Partnership net taxable income and gain for such fiscal period, determined (i) after taking into account any tax deductions or basis adjustments arising under Code Section 743 in respect of such Limited Partner and (ii) by assuming (without regard to such Limited Partner’s actual tax liability) that such income or gain, as applicable, is taxable to the Limited Partner, with respect to Common Units, at the greater of (x) the highest marginal U.S. federal income tax rate then in effect (including any tax on “net investment income”), and a state and local income tax rate equal to the highest marginal rate then in effect for an individual or (if higher) a corporation that is a resident of San Francisco, California, and (y) the highest combined provincial and federal income tax rate applicable to an individual or (if higher) a corporation that is a resident of Canada and is subject to tax in the province of Canada that has the highest income tax rate, in each case taking into account the character of such income or gain (such greater amount as of any applicable date of determination, the “Assumed Tax Rate”). For purposes of applying th this Section 5.1(a), the General Partner may treat a distribution made by the 90 day following the end of a Fiscal Year as occurring during such Fiscal Year (and not the Fiscal Year in which it is in fact made). Notwithstanding anything to the contrary herein, Tax Distributions for a fiscal year with respect to a Common Unit will be made to the Limited Partner or former Limited Partner to whom income is allocated with respect to such Common Unit for U.S. income tax purposes.

(b) Distribution of Net Cash Flow. Subject to Section 5.1(a) and Section 5.1(c), any applicable agreement to which the Partnership or any of its Subsidiaries is a party governing the terms of indebtedness for borrowed money and the retention and establishment of reserves, or payment to third parties, of such funds as the General Partner deems necessary or desirable in its sole discretion with respect to the reasonable needs and obligations of the Partnership, the net cash flow of the Partnership may be distributed to the Limited Partners at such times as may be determined by the General Partner from time to time in its sole discretion. Except as specifically set forth herein and subject to Section 5.1(a), Section 5.1(c) and Section 3.3, all Distributions shall be made ratably among the Common Unit Holders, based on the number of Common Units owned by such holders.

(c) Distributions to Management Limited Partners holding Unvested Units. Notwithstanding Section 5.1(b), a Management Limited Partner holding an Unvested Common Unit shall only be entitled to receive a distribution in respect of such Unvested Common Unit in an amount equal to the Tax Distributions with respect to such Unvested Unit in accordance with this Section 5.1(c). The Partnership shall maintain in a segregated account any other amounts that were otherwise distributable to each Management Limited Partner in respect of each Unvested Common Unit that were not distributed as a result of this Section 5.1(c). After the end of each Fiscal Year, the Partnership shall distribute to each such Management Limited Partner an amount equal to the aggregate amount previously distributable under Section 5.1(b), with respect to each Unvested Common Unit that shall have become a Vested Common Unit as of the end of such Fiscal Year held by such Management Limited Partner (determined without giving effect to the first sentence of this Section 5.1(c)).

(d) Distributions to TMHC. Notwithstanding Section 5.1(b), the General Partner, in its sole discretion, may authorize that (i) cash be distributed to TMHC (which distribution shall be made without pro rata distributions to the other Common Unit Holders) in exchange for the redemption, repurchase or other acquisition of TMHC’s Common Units to the extent that such cash distribution is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock in accordance with Section 3.5(b), and (ii) cash be distributed to TMHC (which distributions shall be made without pro rata distributions to the other Common Unit Holders) as required for TMHC to pay (A) operating, administrative and other similar costs incurred by TMHC, (B) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, TMHC, (C) fees and expenses related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the board of directors of TMHC and (D) other fees and expenses in connection with the maintenance of the existence of TMHC (including any costs or expenses associated with being a public company listed on a national securities exchange). For the avoidance of doubt, distributions under this Section 5.1(d) may not be used to pay or facilitate dividends or distributions on the TMHC Common Stock.

(e) Erroneous Distributions. If the Partnership has, pursuant to any clear and manifest accounting or similar error, paid any Limited Partner an amount in excess of the amount to which it is entitled pursuant to this Article 5, such Limited Partner shall reimburse the Partnership to the extent of such excess, without interest, within 30 days after demand by the Partnership.

5.2 No Violation. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a Distribution to any Limited Partner on account of such Limited Partner’s Interest in the Partnership if such Distribution would violate the ELP Law or any other applicable law.

5.3 Withholding; Tax Indemnity. All amounts withheld pursuant to the Code or any U.S. federal, state, local or non-U.S. tax law with respect to any payment, distribution or allocation to a Limited Partner, or which the Partnership is otherwise obligated to pay to any governmental agency because of the status of a Limited Partner of the Partnership (including any interest, penalties and expenses associated with such payments), shall be treated as amounts distributed to such Limited Partner for all purposes of this Agreement. The General Partner is authorized to withhold from any payments or distributions to Limited Partners, or with respect to allocations to Limited Partners, and in each case to pay over to the appropriate U.S. federal, state, local or non-U.S. government any amounts required to be so withheld. The General Partner shall allocate any such amounts to the Limited Partners in respect of whose payment, distribution or allocation the tax was withheld and shall treat such amounts as actually distributed to such Limited Partners. Each Limited Partner further agrees to indemnify the Partnership in full for any amounts paid pursuant to this Section 5.3 (including any interest, penalties and expenses associated with such payments), to the extent such amounts are not already withheld from any payment or distribution to such Limited Partner, and each Limited Partner shall promptly upon notification of an obligation to indemnify the Partnership pursuant to this Section 5.3 make a cash payment to the Partnership equal to the full amount to be indemnified (and the amount paid shall be added to such Limited Partner’s Capital Account but shall not be treated as a Capital Contribution) with interest to accrue on any portion of such cash payment not paid in full when requested, calculated at a rate equal to 10% per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by law).

5.4 Property Distributions and Installment Sales. If any assets of the Partnership shall be distributed in kind pursuant to this Article 5, such assets shall be distributed to the Limited Partners entitled thereto in accordance with Section 5.1(b). The amount by which the Fair Value of any property to be distributed in kind to the Limited Partners exceeds or is less than the then prevailing Asset Value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in determining Net Profit and Net Loss and determining the Capital Accounts of the Limited Partners as if such property had been sold at its Fair Value immediately prior to such Distribution. If any assets are sold in transactions in which, by reason of Section 453 of the Code, gain is realized but not recognized, such gain shall be taken into account when realized in computing gain or loss of the Partnership for purposes of allocation of Net Profit or Net Loss under this Article 5.

5.5 Net Profit or Net Loss.

(a) The “Net Profit” or “Net Loss” of the Partnership for each Fiscal Year or relevant part thereof shall mean an amount equal to the Partnership’s taxable income or loss for U.S. federal income tax purposes for such period (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) with the following adjustments:

(i) Any income of the Partnership that is exempt from U.S. federal income tax shall constitute Net Profits, and any expenses or expenditures of the Partnership which may neither be deducted nor capitalized for tax purposes (or are so treated for tax purposes) shall constitute Net Losses.

(ii) Gain or loss attributable to the disposition of property of the Partnership with an Asset Value different than the adjusted basis of such property for U.S. federal income tax purposes shall be computed with respect to the Asset Value of such property, and any tax gain or loss not included in Net Profit or Net Loss shall be taken into account and allocated for U.S. federal income tax purposes among the Limited Partners pursuant to Section 5.7.

(iii) Depreciation, amortization or cost recovery deductions with respect to any property with an Asset Value that differs from its adjusted basis for U.S. federal income tax purposes shall be computed in accordance with Asset Value, and any depreciation allowable for U.S. federal income tax purposes shall be allocated in accordance with Section 5.7.

(iv) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 732, 734 or 743 of the Code is required to be taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment shall be treated as an item of gain or loss (as the case may be) for purposes of computing Net Profit or Net Loss.

(v) Any items that are required to be specially allocated pursuant to Section 5.6 shall not be taken into account in determining Net Profit or Net Loss.

(b) The Net Profit and Net Loss of the Partnership for any relevant fiscal period or, to the extent necessary to accomplish the purpose of this Section 5.5(b), gross items of income, gain, deduction, and loss constituting such Net Profit and Net Loss, shall be allocated to the Capital Accounts of the Limited Partners so as to cause, to the extent possible, the Capital Accounts of the Limited Partners as of the end of such fiscal period, as increased by the Limited Partners’ shares of “minimum gain” and “partner minimum gain” (as such terms are used in Regulation Section 1.704-2) not otherwise required to be taken into account in such period, to be equal to the aggregate Distributions that Limited Partners would be entitled to receive (assuming all Units are vested) if all of the assets of the Partnership were sold for their Asset Values (assuming for this purpose only that the Asset Value of an asset that secures a non-recourse liability for purposes of Section 1.1001-2 of the Regulations is no less than the amount of such liability that is allocated to such asset in accordance with Section 1.704-2(d)(2) of the Regulations), all liabilities of the Partnership were repaid from the proceeds of sale and the net remaining proceeds were distributed as of the end of such accounting period in accordance with Section 5.1(b).

(c) The allocations made pursuant to this Section 5.5 are intended to comply with the provisions of Section 704(b) of the Code and the Regulations thereunder and, in particular, to reflect the Limited Partners’ economic interests in the Partnership as set forth in Section 5.1, and the General Partner, based on the advice of the Partnership’s auditors or tax counsel, is hereby authorized to interpret and, if necessary, modify this Section 5.5 to the extent necessary to implement such intention.

5.6 Regulatory Allocations. Although the Limited Partners do not anticipate that events will arise that will require application of this Section 5.6, provisions governing the allocation of taxable income, gain, loss, deduction and credit (and items thereof) are included in this Agreement as may be necessary to provide that the Partnership’s allocation provisions contain a so-called “Qualified Income Offset” and comply with all provisions relating to the allocation of so-called “Nonrecourse Deductions” and “Limited Partner Nonrecourse Deductions” and the chargeback thereof as set forth in the Regulations under Section 704(b) of the Code (“Regulatory Allocations”); provided, however, that the Limited Partners intend that all Regulatory Allocations that may be required shall be offset by other Regulatory Allocations or special allocations of tax items so that each Limited Partner’s share of the Net Profit, Net Loss and capital of the Partnership will be the same as it would have been had the events requiring the Regulatory Allocations not occurred. For this purpose the General Partner, based on the advice of the Partnership’s auditors or tax counsel, is hereby authorized to make such special curative allocations of tax items as may be necessary to minimize or eliminate any economic distortions that may result from any required Regulatory Allocations.

5.7 Tax Allocations.

(a) Contributed Assets. In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the Partnership with an adjusted basis for U.S. federal income tax purposes different from the initial Asset Value at which such property was accepted by the Partnership shall, solely for tax purposes, be allocated among the Limited Partners so as to take into account such difference in the manner required by Section 704(c) of the Code and the applicable Regulations.

(b) Revalued Assets. If the Asset Values of any assets of the Partnership are adjusted pursuant to Section 4.2, subsequent allocations of income, gain, loss and deduction with respect to such assets shall, solely for tax purposes, be allocated among the Limited Partners so as to take into account such adjustment in the same manner as under Section 704(c) of the Code and the applicable Regulations.

(c) Elections and Limitations. The allocations required by this Section 5.7 are solely for purposes of U.S. federal, state and local income taxes and shall not affect the allocation of Net Profits or Net Losses as between Limited Partners or any Limited Partner’s Capital Account. All tax allocations required by this Section 5.7 shall be made using any method permitted by Regulation 1.704-3 as determined by the General Partner, with the advice of the Partnership’s auditors or tax counsel.

(d) Allocations. Except as set forth in this Agreement or otherwise required by law, all items of income, deduction, loss and credit shall be allocated for U.S. federal, state and local income tax purposes in the same manner such items are allocated for purposes of maintaining Capital Accounts.

5.8 Changes in Partners’ Interests. If during any year there is a change in any Partner’s Interest in the Partnership, the General Partner shall confer with the tax advisors to the Partnership and, in conformity with such advice, allocate the Net Profit or Net Loss to the Partners so as to take into account the varying Interests of the Partners in the Partnership in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder; provided that where the transferor or transferee of such Interest is TPG Cayman or Oaktree Cayman, such allocation of Net Profit and Net Loss shall be based on an interim closing of the books of the Partnership as of the date of transfer, unless such transferor or transferee consents to an alternative allocation method.

5.9 Allocation for Canadian Tax Purposes. The income and loss for Canadian tax purposes of the Partnership for a Fiscal Year shall be computed pursuant to Section 96 of the Income Tax Act (Canada) and any other taxation or other legislation or similar laws of Canada or of any province or jurisdiction, as applicable. Each Limited Partner’s share of the income or loss for tax purposes of the Partnership for a Fiscal Year shall be allocated to Limited Partners consistent with this Section 5; provided, that where, during a Fiscal Year of the Partnership, a Limited Partner ceases to be a Limited Partner (a “Withdrawing Partner”), the share of the income or loss for such Fiscal Year to be allocated to each Limited Partner shall be adjusted to the extent possible so that any such Withdrawing Partner shall be allocated its share of income or loss which accrued during such Fiscal Year up to the time that a Limited Partner became a Withdrawing Partner, and such allocation shall be made consistent with this Section 5.

5.10 No Duty to Account. The Limited Partners who are not TMHC or Subsidiaries of TMHC shall have no duty to account to the Partnership or other Partners in respect of any profits deriving from activities outside of the Partnership.

6.	STATUS, RIGHTS AND POWERS OF LIMITED PARTNERS.

6.1 Return of Distributions of Capital. Except as expressly set forth in this Agreement or as otherwise expressly required by law, a Limited Partner, in such capacity, shall have no liability for obligations or liabilities of the Partnership in excess of (a) the amount of such Limited Partner’s Capital Contributions, (b) such Limited Partner’s share of any assets and undistributed profits of the Partnership and (c) to the extent required by law or this Agreement, the amount of any Distributions wrongfully distributed to such Limited Partner. Except as expressly set forth in this Agreement or by the ELP Law upon an insolvency of the Partnership, no Limited Partner shall be obligated by this Agreement to return any Distribution to the Partnership or pay the amount of any Distribution for the account of the Partnership or to any creditor of the Partnership; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Limited Partner is obligated to return or pay any part of any Distribution, such obligation shall bind such Limited Partner alone and not any other Limited Partner and provided, further, that if any Limited Partner is required to return all or any portion of any Distribution under circumstances that are not unique to such Limited Partner but that would have been applicable to all Limited Partners (or all similarly situated Limited Partners) if such Limited Partners had been named in the lawsuit against the Limited Partner in question (such as where a Distribution was made to all Limited Partners and rendered the Partnership insolvent, but only one Limited Partner was sued for the return of such Distribution), the Limited Partner that was required to return or repay the Distribution (or any portion thereof) shall be entitled to reimbursement from the other Limited Partners (or the other similarly situated Limited Partners as the case may be) that were not required to return the Distributions made to them based on each such Limited Partner’s share of the Distribution in question. The provisions of the immediately preceding sentence are solely for the benefit of the Limited Partners and shall not be construed as benefiting any third party. The amount of any Distribution returned to the Partnership by a Limited Partner or paid by a Limited Partner for the account of the Partnership or to a creditor of the Partnership shall be added to the account or accounts from which it was subtracted when it was distributed to such Limited Partner.

6.2 No Management or Control. Except as expressly provided in this Agreement, no Limited Partner in its capacity as such shall take part in the management of the Partnership’s activities or interfere in any manner with the management of the affairs of the Partnership or have any right or authority to act for or bind the Partnership or have any voting rights with respect to the Partnership.

7.	MANAGEMENT OF THE PARTNERSHIP.

7.1 General Partner.

(a) The General Partner shall direct, manage, conduct and control the affairs of the Partnership. Except as otherwise required by this Agreement or by non-waivable provisions of applicable law, the General Partner shall have full and complete authority, power and discretion to manage and control the properties of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership in fulfillment of the purposes of the Partnership as contemplated by this Agreement.

(b) Except as expressly permitted by this Agreement, the General Partner shall not assign, sell or otherwise transfer all or any part of its interest as the general partner of the Partnership, without the written consent of such of TPG Cayman and Oaktree Cayman, as directly or indirectly (through a direct or indirect ownership interest in any Limited Partner other than through ownership of TMHC Common Stock), then has an ownership interest in Units or Interests in the Partnership.

(c) Unless permitted with the written consent of such of TPG Cayman and Oaktree Cayman as, directly or indirectly (through a direct or indirect ownership interest in any Limited Partner other than through ownership of TMHC Common Stock), then has an ownership interest in Units or Interests in the Partnership, the General Partner shall (A) cause the Partnership to not have any direct subsidiaries other than TMM and

TMM Holdings (G.P.) ULC or directly or indirectly own any equity interests or other debt or equity investments in any other Person (other than its own treasury stock or indirectly through TMHI or Monarch), (B) cause TMM to not have any direct subsidiaries other than TMHI and Monarch or directly or indirectly own any equity interests or other debt or equity investments in any other Person (other than indirectly through TMHI or Monarch) and (C) cause TMM Holdings (G.P.) ULC to not own any equity interests or other debt or equity investments in any Person (other than its direct ownership of the sole general partnership interest in TMM or indirectly through TMHI or Monarch).

(d) The General Partner may not withdraw prior to the dissolution of the Partnership unless (before it does so) it has, in accordance with the terms of this Agreement transferred its entire interest as the general partner of the Partnership to a successor general partner.

(e) The General Partner will maintain a registered office in the Cayman Islands at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(f) Except upon the prior written consent of TPG Cayman and Oaktree Cayman, in each case solely to the extent such Person, directly or indirectly (through a direct or indirect ownership interest in any Limited Partner other than through ownership of the TMHC Common Stock), then has an ownership interest in Units or Interests in the Partnership, the Partnership shall not conduct any activities (directly or indirectly) (A) other than stewardship over the investments of the Partnership in its Subsidiaries or (B) that may cause the Partnership (i) to be treated at any time as engaged in a trade or business within the United States within the meaning of Section 864 of the Code (a “trade or business”), (ii) to realize income treated as effectively connected with a trade or business (including pursuant to Section 897 of the Code, but excluding gain from the sale of Monarch Communities Inc.), (iii) to hold interests in a “United States real property interest” (a “USRPI”) for U.S. federal income tax purposes directly or indirectly (other than the stock of Monarch Communities Inc. and other than a USRPI held through a domestic corporation for U.S. federal income tax purposes the stock of which is not a USPRI), (iv) to be treated at any time as engaged in commercial activities within the meaning of Section 892 of the Code; or (v) to carry on business in Canada or to cause an interest in the Partnership to be “taxable Canadian property” within the meaning of the Income Tax Act (Canada).

(g) The General Partner shall be entitled to receive an annual fee of $500 out of the Net Profits of the Partnership.

7.2 Authority of the General Partner Exclusive. Unless authorized to do so by this Agreement or the General Partner, no attorney-in-fact, employee or other agent of the General Partner or the Partnership shall have any power or authority to bind the Partnership in any way, to pledge its credit or to render it liable pecuniarily for any purpose.

7.3 Execution of Papers. Except as the General Partner may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, cheques, drafts or other obligations made, accepted or endorsed by the General Partner for on behalf of the Partnership shall be signed by a director or officer of the General Partner.

7.4 Noncontravention. The Partnership will not give effect to any action by any Limited Partner that is in contravention of this Article 7.

8.	DESIGNATION, RIGHTS, AUTHORITIES, POWERS, RESPONSIBILITIES AND DUTIES OF OFFICERS AND AGENTS.

8.1 Officers, Agents. The General Partner shall have the power, but no obligation, to appoint officers and agents to act for the Partnership with such titles, if any, as the General Partner deems appropriate and to delegate to such officers or agents such of the powers as are granted to the General Partner hereunder, including the power to execute documents on behalf of the Partnership, as the General Partner may determine. The officers so appointed may include persons holding titles such as Chairman, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Executive Vice President, Vice President, Treasurer or Controller. Unless the authority of the officer in question is limited in the document appointing such officer or is otherwise specified by the General Partner, any officer so appointed shall have the same authority to act for the Partnership as a corresponding officer of the General Partner would have to act for the General Partner in the absence of a specific delegation of authority and as more specifically set forth in Exhibit 8.1; provided, however, that unless such power is specifically delegated to the officer in question either for a specific transaction or generally in a separate writing, no such officer shall have the power to lease or acquire real property, to borrow money, to issue notes, debentures, securities, equity or other interests of or in the Partnership, to make investments in (other than the investment of surplus cash in the ordinary course) or to acquire securities of any Person, to give guarantees or indemnities, to merge, liquidate or dissolve the Partnership or to sell or lease all or any substantial portion of the assets of the Partnership.

9.	BOOKS, RECORDS, ACCOUNTING AND REPORTS.

9.1 Books and Records. The Partnership shall maintain at its principal office or such other office as the General Partner shall determine such books and records with respect to the Partnership’s activities as the General Partner deems appropriate in accordance with the ELP Law. For Canadian tax purposes, the first Fiscal Year of the Partnership will end immediately after the Second Initial New TMM Contribution (as such term is defined in the Reorganization Agreement dated as of April 9, 2013, by and among the Partnership and certain other parties, pursuant to which, among other things, this Agreement is entered into) and a new Fiscal Year will begin immediately after such time and end on the calendar year end.

9.2 Tax Information. The Tax Matters Partner shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. As soon as practicable (but in no event more than 55 days) after the end of each Fiscal Year, the Tax Matters Partner shall prepare and submit to the General Partner for its review and approval the

Partnership’s tax returns for such Fiscal Year. The Tax Matters Partner shall furnish to each Partner a copy of each approved return and statement, together with any schedules or other information which each Limited Partner has reasonably requested or may otherwise require in connection with such Limited Partner’s own tax affairs as soon as practicable (but in no event more than 60 days after the end of each Fiscal Year). In addition, the Tax Matters Partner (a) has as of the date hereof informed each Limited Partner in writing (1) of the current adjusted basis and fair market value, each for U.S. federal income tax purposes, of each of the assets of the Partnership (which includes, for the avoidance of doubt, the stock of TMHI and Monarch) and (2) which of those assets are “United States real property interests” within the meaning of Code Section 897 (and identifying whether such assets are described in Code Section 897(c)(1)(A)(i) or 897(c)(1)(A)(ii)) (the “USRPI Information”) and (b) will promptly provide in writing upon the request of a Limited Partner (but in no event more than 10 days after such request is made) the USRPI Information relating to the Partnership as of a given date and such other requested information to assist such Limited Partner in completing its tax withholding and other compliance obligations (including pursuant to Code Section 1446).

9.3 Continuation. The parties intend that the Partnership be treated as a “continuation” for U.S. federal income tax purposes of TMM and shall not (other than with the consent of the General Partner) take a position inconsistent therewith on a tax return except upon a final determination by an applicable taxing authority. Notwithstanding the foregoing, (a) the Partnership shall file an election described in Treasury Regulation Section 301.7701-3 to be classified, as of a date no later than the date hereof, as a partnership for U.S. federal income tax purposes (and any similar election under state, local or non-U.S. law), and it shall not file any election to be classified as other than a partnership for U.S. federal income tax purposes.

9.4 Non-Disclosure.

(a) Each Limited Partner (other than TMHC) (on behalf of itself and, to the extent that such Limited Partner would be responsible for the acts of the following Persons under principles of agency law, its directors, officers, Affiliates, shareholders, partners, employees and agents) agrees that, except as otherwise consented to by the General Partner, all non-public information relating to the Partnership furnished to such Limited Partner, including but not limited to confidential information of the Partnership and its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Partnership or its Subsidiaries (collectively, “Confidential Information”) will be kept confidential, will not be used for commercial or proprietary advantage and will not be disclosed by such Limited Partner (or, to the extent that such Limited Partner would be responsible for the acts of the following Persons under principles of agency law, its directors, officers, Affiliates, shareholders, partners, employees and agents) in any manner, in whole or in part, except that each Limited Partner (and its directors, officers, Affiliates, shareholders, partners, employees and agents) shall be permitted to disclose such Confidential Information (i) to those of its respective agents, Representatives and employees who need to be familiar with such Confidential Information in connection with such Limited Partner’s investment in the Partnership and who are charged with an obligation of confidentiality, (ii) to its respective direct and indirect partners and equity holders so long as they agree to keep such Confidential Information confidential on the terms set forth herein, (iii) with respect to an Affiliate of

TPG Cayman or Oaktree Cayman, as part of such Limited Partner’s or its Affiliates’ reporting or review procedures, or in connection with such Limited Partner’s or its Affiliates’ fund raising, marketing, informational or reporting activities, (iv) for general portfolio information that does not identify the Partnership or its Subsidiaries and (v) to the extent required by law, so long as such Limited Partner shall have first provided the Partnership a reasonable opportunity to contest the necessity of disclosing such Confidential Information. Notwithstanding the foregoing, any Partner and each of his, her, or its Representatives may disclose to any and all Persons, without limitation of any kind, the tax treatment, tax strategies and tax structure of the Partnership and all materials of any kind (including opinions or other tax analyses) that are provided to the Partner and his, her, or its Representatives relating to such tax treatment, tax strategies and tax structure. Each Partner agrees that he, she or it will be responsible for any breach or violation of the provisions of this Section 9.3(a) by any Person receiving Confidential Information from such Partner.

(b) For purposes of this Section 9.3, “Confidential Information” shall not include any information: (i) of which such Person (or its Affiliates) became aware prior to its affiliation with the Partnership or any Subsidiary thereof from a source not known to be bound by duty or obligations of confidentiality to the Partnership, (ii) of which such Person (or its Affiliates) learns from sources other than the Partnership or its Subsidiaries not known to be bound by duty or obligations of confidentiality to the Partnership, whether prior to or after such information is actually disclosed by the Partnership or its Subsidiaries, or (iii) which is disclosed in a prospectus or other documents available for dissemination to the public. Nothing in this Section 9.3 shall in any way limit or otherwise modify any confidentiality covenants entered into by any Limited Partner pursuant to any other agreement to which such Limited Partner and the Partnership or any of its Subsidiaries are parties.

10.	TAX MATTERS PARTNER.

10.1 Classification as a Partnership and Other Tax Matters. It is intended that the Partnership will be classified as a partnership for U.S. and Canadian federal tax purposes. The General Partner and/or the Tax Matters Partner are authorized to take such measures as they deem necessary or appropriate to ensure such classification, and all other Partners agree to reasonably cooperate with such measures. Subject to the other terms of this Agreement, the General Partner and/or the Tax Matters Partner shall also be authorized to make any elections, filings and determinations for the Partnership (or enter into any agreements for or on behalf of the Partnership) with respect to taxes (except any election, filing or determination that would cause the Partnership to be treated other than as a partnership for U.S. and Canadian federal tax purposes) and all Partners hereby agree to promptly provide any information reasonably requested by the General Partner and/or the Tax Matters Partner in respect of such tax matters (including, for the avoidance of doubt, any information reasonably requested in connection with ensuring the Partnership’s compliance under Sections 1471-1474 of the Code) and compliance with the Income Tax Act (Canada).

10.2 Tax Matters Partner. Unless and until another Partner is designated as the tax matters partner by the General Partner, the tax matters partner of the Partnership as provided in the Regulations under Code Section 6231 and any analogous provisions of state law shall be the General Partner, and in such capacity is referred to as the “Tax Matters Partner”. Without the prior consent of the General Partner, any Person other than the General Partner that serves as the Tax Matters Partner may not in such capacity (a) settle disputes with the Internal Revenue Service, (b) extend the statute of limitations for any taxes or (c) take any other significant action affecting the tax liability of the Partnership or the Partners.

10.3 Indemnity of Tax Matters Partner. The Partnership shall indemnify and reimburse, to the fullest extent permitted by law, the Tax Matters Partner for all expenses (including legal and accounting fees) incurred as Tax Matters Partner while acting in good faith pursuant to this Article 10 in connection with any administrative or judicial proceeding with respect to the tax liability of the Limited Partners attributable to their interests in the Partnership.

10.4 Tax Returns. Unless otherwise agreed by the General Partner, all tax returns of the Partnership shall be prepared by the Partnership’s independent certified public accountants.

11.	TRANSFER OF INTERESTS.

11.1 Restricted Transfer.

(a) No Limited Partner shall Transfer any Units without the prior written consent of the General Partner, and such of TPG Cayman and Oaktree Cayman as, directly or indirectly (through a direct or indirect ownership interest in any Limited Partner other than through ownership of TMHC Common Stock), then has an ownership interest in Units or Interests in the Partnership. Any attempted Transfer not in compliance with the terms of this Article 11 shall be null and void and the Partnership shall not in any way give effect to any such Transfer, provided that (i) a Management Limited Partner may Transfer any of such Management Limited Partner’s Vested Common Units to any Management Permitted Transferee thereof if such Transfer is otherwise in compliance with the terms of this Article 11 and the Management Permitted Transferee agrees to assume the obligations of the applicable Management Rollover Agreement and (ii) any Limited Partner may at any time Transfer any of such Limited Partner’s Common Units (except for Unvested Common Units) pursuant to the Exchange Agreement without the consent of the General Partner or any Limited Partner, and the Partnership shall give effect to each such Transfer.

(b) Any Limited Partner who shall Transfer any Units (any such Partner, an “Assignor”) in accordance with this Article 11, shall cease to be a Limited Partner of the Partnership with respect to such Units and shall no longer have any rights or privileges of a Limited Partner with respect to such Units (but shall still be bound by this Agreement in accordance with this Article 11).

(c) Notwithstanding anything to the contrary in this Agreement, no Transfer will be made if, in the opinion of legal counsel or a qualified tax advisor to the Partnership, there is a material risk that such Transfer would cause the Partnership to be classified as a “publicly traded partnership” within the meaning of Code Section 7704(b) and/or Treasury Regulation Section 1.7704-1.

(d) Notwithstanding any other provision of this Agreement, no change of name of a Limited Partner, no Transfer of a Unit of a Limited Partner and no admission of an additional Limited Partner will be effective for the purposes of this Agreement until such change, Transfer, substitution or addition is duly reflected in Exhibit 3.1.

(e) No Limited Partner shall directly or indirectly Transfer all or any part of the economic or other rights that comprise such Limited Partner’s Interest if such Transfer would violate the Insider Trading Policy, then in effect, of TMHC (it being understood, for purposes of this clause (f), that such Limited Partner’s Interest shall be deemed securities governed by such Insider Trading Policy).

11.2 Transfer Requirements. Subject to the provisions of Section 11.1 and except for Transfers of Units pursuant to the Exchange Agreement, no Transfer of Units shall be effective and no Assignee shall be admitted to the Partnership as a Partner unless the following conditions are satisfied or such conditions are waived by the General Partner:

(a) A duly executed written instrument of Transfer is provided to the General Partner, specifying the Units being Transferred and setting forth the intention of the Limited Partner effecting the Transfer that the transferee succeed to a portion or all of such Limited Partner’s Interest as a Limited Partner, and a deed of adherence or assumption agreement duly executed by the transferee agreeing to be bound by this Agreement in respect of the Units Transferred;

(b) If requested by the General Partner, an opinion of responsible counsel (who may be counsel for the Partnership) is provided to it, satisfactory in form and substance to the General Partner to the effect that such Transfer would not violate the Securities Act or any state securities laws or blue sky laws applicable to the Partnership or the Units to be Transferred;

(c) The Limited Partner effecting the Transfer and the transferee execute any other instruments that the General Partner deems reasonably necessary or desirable for admission of the transferee, and the Partner effecting the Transfer and the transferee provide the General Partner any information necessary to comply with the requirements of Code Section 743(e), if applicable; and

(d) The Limited Partner effecting the Transfer or the transferee pays to the Partnership a transfer fee in an amount sufficient to cover the reasonable expenses incurred by the Partnership in connection with the admission of the transferee and provides to the Partnership any information necessary for the Partnership to make required basis adjustments and comply with tax reporting requirements.

11.3 Consent. Each Partner hereby agrees that, upon satisfaction of the terms and conditions of this Article 11 with respect to any proposed Transfer, the Assignee may be admitted as a Limited Partner by the General Partner.

11.4 Withdrawal of Partner. If a Limited Partner Transfers all of its Interest pursuant to Section 11.1 and the Assignee of such Interest is admitted as a Limited Partner pursuant to

Section 11.3, such Assignee shall be admitted to the Partnership as a Limited Partner effective on the effective date of the Transfer or such other date as may be specified when the Assignee is admitted and, if such Assignor has not already ceased to be a Limited Partner pursuant to Section 11.1(b), then immediately following such admission the Assignor shall cease to be a Limited Partner of the Partnership. Upon the Assignor ceasing to be a Limited Partner, the Assignor shall not be entitled to any Distributions from and after the date of such Transfer. Notwithstanding the admission of an Assignee as a Limited Partner and, except as otherwise expressly approved by the General Partner, the Assignor shall not be released from any obligations to the Partnership as a Limited Partner (or otherwise) existing as of the date of the Transfer (other than obligations of the Assignor to make future capital contributions, if any), including without limitation the obligations set forth in Section 5.3.

11.5 Amendment of Exhibit 3.1. In the event of the admission of any transferee as a Partner of the Partnership, the General Partner shall promptly amend Exhibit 3.1 to reflect such Transfer or admission, as the case may be.

11.6 FIRPTA Certificates and Withholding. For so long as TPG Cayman or Oaktree Cayman owns an Interest in the Partnership (directly or indirectly (through a direct or indirect ownership interest in any Limited Partner other through ownership of TMHC Common Stock)), (1) such Person may submit a request to the General Partner that the Partnership provide to such requesting Person and to TMHC a certificate described in Treasury Regulation Section 1.1445-11T(d), (2) the Partnership shall comply with such request within 10 days of receipt of the request unless doing so would be impermissible under Section 1445 of the Code and the Regulations thereunder, and (3) neither TMHC nor any of its Affiliates will withhold any amounts pursuant to Section 1445 of the Code in connection with a transfer to TMHC or any of its Affiliates of any portion of the Interests held by TPG Cayman or Oaktree Cayman unless TMHC or its Affiliate, as applicable, reasonably determines it is legally required to do so. Notwithstanding anything to the contrary herein, the Partners hereby agree that, as of the date hereof, it is permissible under Section 1445 of the Code and the Regulations thereunder for the Partnership to provide a certificate described in Treasury Regulation Section 1.1445-11T(d), and the Partnership shall execute and deliver such a certificate to TPG Cayman, Oaktree Cayman and TMHC as of the date hereof.

12.	WINDING UP AND DISSOLUTION OF THE PARTNERSHIP.

12.1 Termination of Limited Partnership. Except as otherwise provided herein, no Limited Partner shall resign or withdraw from the Partnership. The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Limited Partner shall not in and of itself cause the Partnership to be wound up and dissolved, and upon the occurrence of any such event, the Partnership shall be continued without winding up or dissolving.

12.2 Events of Liquidation. The Partnership shall only be wound up upon the occurrence of the following events and Sections 15(2), (5), (6) and (7) of the ELP Law shall not apply to the Partnership except as expressly stated herein: (a) the prior written consent of the General Partner, TPG Cayman and Oaktree Cayman, in each case solely to the extent such Person, directly or indirectly (through a direct or indirect ownership interest in any Limited Partner other than through ownership of TMHC Common Stock), then has an ownership interest in Units or Interests in the Partnership, which consent and approval shall be in lieu of any vote otherwise required or permitted under the ELP Law to commence winding up and dissolution or (b) 90 days after the occurrence of any event specified under 15(5)(a), (b) or (c) of the ELP Law with respect to the General Partner, unless the Partnership is continued following the appointment of a replacement General Partner by a majority vote of the Limited Partners within 90 days of such event.

12.3 Liquidation. Upon the occurrence of any event specified in Section 12.2, save where the Partnership is continued as provided for therein, the Partnership shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly winding-up of the Partnership’s affairs, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Partnership to minimize the normal losses attendant to the liquidation process. The Partnership’s property and assets or the proceeds from the liquidation thereof shall be distributed (a) in accordance with the ELP Law and (b) following satisfaction (whether by payment or the making of reasonable provision for payment) of the Partnership’s liabilities, in accordance with Section 5.1. Upon such final accounting, the General Partner shall file a notice of dissolution in accordance with the ELP Law and the Partnership will then dissolve.

12.4 No Further Claim. Without limitation of the provisions of Sections 12.1 and 12.2, upon winding-up, each Limited Partner shall look solely to the assets of the Partnership for the return of its capital, and if the Partnership’s property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Limited Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the Partnership, any Limited Partner or the General Partner.

13.	INDEMNIFICATION.

13.1 Indemnification Rights.

(a) General. To the fullest extent permitted by law, the Partnership shall indemnify, defend and hold harmless the General Partner, each officer of the Partnership, TPG Cayman, Oaktree Cayman and each of their respective Affiliates in their respective capacities as General Partner or Limited Partner (or a direct or indirect equity owner of the General Partner or such Limited Partner), officer of the Partnership or Tax Matters Partner (all indemnified persons being referred to as “Indemnified Persons” for purposes of this Article 13), from any liability, loss or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the activities of the Partnership and from liabilities or obligations of the Partnership imposed on such Person by virtue of such Person’s position with the Partnership, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of any action or inaction of an Indemnified Person, indemnification under this Section 13.1 shall be available only if such action or inaction was not expressly prohibited by this Agreement and (i) either (A) the Indemnified Person, at the time of such action or inaction, determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the Partnership and/or its Subsidiaries or (B) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend its, his or her inaction to be harmful or opposed to the best interests of the Partnership and/or its Subsidiaries and (ii) the action or inaction did not constitute fraud or willful misconduct by the Indemnified Person; provided, further, however, that indemnification under this Section 13.1 shall be recoverable only from the assets of the Partnership and not from any assets of the Limited Partners. The Partnership shall advance reasonable attorneys’ fees of an Indemnified Person as incurred, provided that such Indemnified Person executes an undertaking, to repay the amount so paid or reimbursed in the event that a final non-appealable determination by a court of competent jurisdiction finds that such Indemnified Person is not entitled to indemnification under this Article 13. The Partnership may pay for insurance covering liability of the Indemnified Persons for negligence in the operation of the Partnership’s affairs. Notwithstanding anything to the contrary herein, nothing in this Section 13.1 shall require the Partnership to indemnify any Person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such Person, other than an action approved by the General Partner.

(b) Indemnification Priority. The Partnership hereby acknowledges that the rights to indemnification, advancement of expenses and/or insurance provided pursuant to this Section 13.1 may also be provided to certain Indemnified Persons by one or more of their respective Affiliates (other than TMHC, the General Partner or any direct or indirect Subsidiaries of the Partnership) or their insurers (collectively, the “Affiliate Indemnitors”). The Partnership and TMHC hereby agree that, as between the Partnership and TMHC on the one hand, and the Affiliate Indemnitors on the other (i) the Partnership and TMHC are jointly and severally the full indemnitors of first resort and the Affiliate Indemnitors are the full indemnitors of second resort with respect to all such indemnifiable claims against such Indemnified Persons, whether arising under this Agreement or otherwise (i.e., the obligations of the Partnership and TMHC to such Indemnified Persons are primary and any obligation of the Affiliate Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Persons are secondary), (ii) the Partnership and TMHC shall be jointly and severally required to advance the full amount of expenses incurred by such Indemnified Persons and shall be jointly and severally liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Partnership or TMHC and such Indemnified Persons), without regard to any rights such Indemnified Persons may have against the Affiliate Indemnitors, and (iii) the Partnership and TMHC irrevocably waive, relinquish and release the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Partnership and TMHC agree to indemnify the Affiliate Indemnitors directly for any amounts that the Affiliate Indemnitors pay as indemnification or advancement on behalf of any such Indemnified Person and for which such Indemnified Person may be entitled to indemnification from the Partnership or TMHC in connection with serving as a director or officer (or equivalent titles) of TMHC, the Partnership or their respective Subsidiaries. The Partnership and TMHC further agree that no advancement or payment by the Affiliate Indemnitors on behalf of any such Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Partnership or TMHC shall affect the foregoing and the Affiliate Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Partnership and TMHC, and the Partnership and TMHC shall cooperate with the Affiliate Indemnitors in pursuing such rights.

(c) Third Party Indemnification. The General Partner may make, execute, record and file on its own behalf and on behalf of each Limited Partner all instruments and other documents (including one or more deeds poll in favour of the persons to whom the benefit of the exculpation and indemnification provisions of this Agreement are intended (the “Covered Persons”) and/or one or more separate indemnification agreements between the General Partner, the Partnership, each Limited Partner (as applicable) and individual Covered Persons) that the General Partner deems necessary or appropriate in order to extend the benefit of the exculpation and indemnification provisions of this Agreement to the Covered Persons; provided, that, such other instruments and documents authorized hereunder shall be on the same terms as provided for in this Agreement except as otherwise may be required by applicable law

13.2 Exculpation. To the fullest extent permitted by law, no Indemnified Person shall be liable, in damages or otherwise, to TMHC, the Partnership or to any Limited Partner for any loss that arises out of any act performed or omitted to be performed by it, him or her pursuant to the authority granted by this Agreement if (a) either (i) the Indemnified Person, at the time of such action or inaction, determined in good faith that such Indemnified Person’s course of conduct was in, or not opposed to, the best interests of the Partnership, or (ii) in the case of inaction by the Indemnified Person, the Indemnified Person did not intend such Indemnified Person’s inaction to be harmful or opposed to the best interests of the Partnership and (b) the conduct of the Indemnified Person did not constitute fraud or willful misconduct by such Indemnified Person.

13.3 Persons Entitled to Indemnity. Any Person who is within the definition of “Indemnified Person” at the time of any action or inaction in connection with the activities of the Partnership shall be entitled to the benefits of this Article 13 as an “Indemnified Person” with respect thereto, regardless of whether such Person continues to be within the definition of “Indemnified Person” at the time of such Indemnified Person’s claim for indemnification or exculpation hereunder. The right to indemnification and the advancement of expenses conferred in this Article 13 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by law, vote of the General Partner or otherwise. If this Article 13 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Article 13 to the fullest extent permitted by any applicable portion of this Article 13 that shall not have been invalidated and to the fullest extent permitted by applicable law.

13.4 Procedure Agreements. The Partnership may enter into an agreement with any Indemnified Person setting forth procedures consistent with applicable law for implementing the indemnities provided in this Article 13.

13.5 Business and Investment Opportunities. Each employee, consultant and service provider of the Partnership or any of its Subsidiaries that is party to this Agreement shall, and shall cause each of his, her or its Affiliates to, bring all investment or business opportunities to the Partnership of which any of the foregoing become aware and which are related to, complimentary with or competitive with the activities then conducted or proposed to be conducted by the Partnership or any of its Subsidiaries. Notwithstanding the foregoing or anything at law or in equity to the contrary, to the fullest extent permitted by law, neither the foregoing sentence nor the doctrine of corporate opportunity, or any analogous doctrine, shall apply to (a) TPG Cayman, Oaktree Cayman, Builders Holdings International, L.P., Toeis, L.P., Oaktree TM Holdings TP, SRL, JHI Holding Limited Partnership, JHI Management Limited Partnership or their respective Affiliates, (b) any employees or partners of TPG Global, LLC or Oaktree Capital Management, L.P. or (c) any directors or officers (or their respective equivalents) of the General Partner, the Partnership or any Subsidiary of the Partnership that are Affiliates of TPG Global, LLC, Oaktree Capital Management, L.P., JHI Holding Limited Partnership or JHI Management Limited Partnership (any such Person referred to in the foregoing clauses (a), (b) and (c), an “Exempted Person”). The Partnership renounces any interest or expectancy of the Partnership in, or in being offered an opportunity to participate in, business or investment opportunities that are from time to time presented to any Exempted Person, including any transactions with TPG Cayman, Oaktree Cayman or any of their respective Affiliates. No Exempted Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, including any transaction with the TPG Cayman, Oaktree Cayman or any of their respective Affiliates, shall have any duty to communicate or offer such opportunity to the Partnership, and such Exempted Person shall not be liable to the Partnership or to the Limited Partners for breach of any fiduciary or other duty by reason of the fact that such Exempted Person pursues or acquires such opportunity, or directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership. No amendment or repeal of this Section 13.5 shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any opportunities of which any such Exempted Person becomes aware prior to such amendment or repeal. For the avoidance of doubt, the provisions of this Section 13.5 shall have independent effect with respect to, and shall not be construed as being in lieu of or otherwise limiting, any separate obligations of any Person under any agreement between such Person and the Partnership and/or its Subsidiaries, including any agreement related to any noncompetition, nonsolicitation, confidentiality or other restrictions on the activities or operations of such Person.

13.6 Reliance, etc.

(a) Notwithstanding any other provision of this Agreement, an Indemnified Person acting under this Agreement shall not be liable to the Partnership or to any other Indemnified Person for its, his or her good faith reliance on the provisions of this Agreement. To the fullest extent provided by law, the provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the Partnership, each Partner and each Limited Partner to replace such other duties and liabilities of such Indemnified Person.

(b) Notwithstanding any other provision of this Agreement but subject to applicable law, whenever in this Agreement an Indemnified Person is permitted or required to make a decision (i) in its, his or her discretion or under a grant of similar authority, the Indemnified Person shall be entitled to consider only such interests and factors as such Indemnified Person desires, including its, his or her own and its, his or her Affiliates’ interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, any Partner, any Limited Partner or any other Person, or (ii) in its, his or her good faith or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standards.

14.	REPRESENTATIONS AND COVENANTS BY THE PARTNERS

Each Limited Partner hereby represents and warrants to, and agrees with, the General Partner, severally and not jointly and solely on its own behalf, as follows:

14.1 Investment Intent. Such Partner is acquiring such Partner’s Interest as principal for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act or applicable Canadian securities legislation.

14.2 Securities Regulation. Such Partner has been advised that its Interest has not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Partner is aware that the Partnership is under no obligation to effect any such registration with respect to Interest or to file for or comply with any exemption from registration except as expressly agreed by the Partnership.

14.3 Knowledge and Experience and Economic Risk. Such Partner is an accredited investor as that term is defined in Regulation D under the Securities Act and/or such Partner has such knowledge and experience in financial and business matters that such Partner is capable of evaluating the merits and risks of such Partner’s investment in the Partnership, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.

14.4 Binding Agreement. Such Partner has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Partner and is the legal, valid and binding obligation of such Partner enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent transfer or other similar law affecting creditors’ rights generally.

14.5 Tax Position. Such Partner will not, without the consent of the General Partner, take a position on such Partner’s U.S. federal income tax return, in any claim for refund or in any administrative or legal proceedings that is inconsistent with this Agreement or with any information return filed by the Partnership. Notwithstanding the foregoing, a Partner may take any such position to the extent (A) it is advised by its tax counsel or tax accountant that such action is reasonably necessary to comply with applicable law and (B) it promptly notifies the General Partner of such action.

14.6 Information. Such Partner has had an opportunity (a) to question, and to receive information from, the Partnership concerning the Partnership, the Units and such Partner’s investment in the Partnership and (b) to obtain any and all additional information necessary to verify the accuracy of any information that such Partner has deemed relevant to make an informed investment decision as to such Partner’s investment in the Partnership.

14.7 Tax and Other Advice. Such Partner has had the opportunity to consult with such Partner’s own tax and other advisors with respect to the consequences to such Partner of the purchase, receipt or ownership of the Units, including the tax consequences under federal, state, local, and other income tax laws of the United States or any other country and the possible effects of changes in such tax laws. Such Partner acknowledges that none of the Partnership, its Subsidiaries, Affiliates, successors, beneficiaries, heirs and assigns and its and their past and present directors, officers, employees, and agents (including their attorneys) makes or has made any representations or warranties to such Partner regarding the consequences to such Partner of the purchase, receipt or ownership of the Units, including the tax consequences under federal, state, local and other tax laws of the United States or any other country and the possible effects of changes in such tax laws.

14.8 Publicly Traded Partnership Matters. Such Partner is acquiring its Interest for its own account and is the sole beneficial owner thereof for U.S. federal income tax purposes. If such Partner is a disregarded entity for U.S. federal income tax purposes, (A) such Partner makes the representations, warranties and covenants in this Section 14.8 on behalf of its owner for U.S. federal income tax purposes and (B) the equity interests in such Partner will not be transferred directly or indirectly in a transaction that is treated for U.S. federal income tax purposes in whole or in part as a transfer of Interests if such transaction causes the Partnership to be unable to rely on the safe harbor described in Treasury Regulations Section 1.7704-1(h), (iii) either (1) such Partner is not, for U.S. federal income tax purposes, a partnership, trust, estate or “S Corporation” as defined in the Code (in each case a “Pass-Through Entity”) or (2) such Partner is, for U.S. federal income tax purposes, a Pass-Through Entity, and within the meaning of Treasury Regulations Section 1.7704-1 (A) it is not a principal purpose of the use of the tiered arrangement involving such Partner to permit the Partnership to satisfy the 100-partner limitation described in Treasury Regulations Section 1.7704-1(h)(1)(ii) or (B) at no time during the term of the Partnership will substantially all of the value of a beneficial owner’s interest in such Partner (directly or indirectly) be attributable to such Partner’s ownership of its Interest and (iv) such Partner has not transferred and will not transfer its Interest on or through (x) an established securities market or (y) a secondary market or the substantial equivalent thereof, all within the meaning of Code Section 7704(b).

14.9 Tax Information. Such Partner’s taxable year-end for U.S. federal income tax purposes is December 31 or such other date identified by such Partner to the Partnership. Such Partner has provided the Partnership with the applicable IRS Form W-8 or W-9 and will provide the Partnership with such additional information, documentation and representation (including any applicable tax-related forms) as it may reasonably request from time to time including, without limitation, with respect to its citizenship, residency, ownership or control so as to permit the Partnership to evaluate and comply with any tax requirements applicable to the Partnership or its investments. In the event any information, documentation or representations provided by such Partner become incorrect or obsolete, such Partner will promptly inform the General Partner and provided updated information, documentation and representations, as applicable.

14.10 Licenses and Permits. Such Partner will cooperate in providing such information, in signing such documents and in taking any other action as may reasonably be requested by the Partnership in connection with obtaining any non-U.S., federal, state or local license or permit needed to conduct its activities or the activities of any entity in which the Partnership invests.

14.11 Canadian Securities Laws.

(a) Such Partner is aware that (i) its Interest is subject to hold periods and other restrictions on resale pursuant to the provisions of applicable Canadian securities legislation (the “Legislation”), (ii) the Partnership has made no representations with respect to such hold periods or resale restrictions, and (iii) such Partner has been advised to seek independent legal advice with respect to any such hold periods or resale restrictions.

(b) Such Partner is aware that the Partnership is not a public company or a “reporting issuer” as defined in the Securities Act (British Columbia) and its Interest has been issued as an exempt distribution, and no filings, clearances or reviews under the Legislation have been or will be made in connection with the distribution.

(c) Such Partner acknowledges that the offer, sale and issuance of its Interest by the Partnership to such Partner is exempt from the prospectus requirements under the Legislation and, as a result: (i) such Partner may not have received information that would otherwise be required under the Legislation or be contained in a prospectus prepared in accordance with the Legislation, (ii) such Partner is restricted from using most of the protections, rights and remedies available under the Legislation, including statutory rights of rescission or damages, and (iii) the Partnership is relieved from certain obligations that would otherwise apply under the Legislation.

15.	PARTNERSHIP REPRESENTATIONS

In order to induce the Partners to enter into this Agreement and to make the Capital Contributions contemplated hereby, the Partnership hereby represents and warrants to each Partner as follows:

15.1 Duly Formed. The Partnership is a duly formed and validly existing limited partnership under the ELP Law, with all necessary power and authority under the ELP Law to issue the Interests to be issued to the Partners hereunder.

15.2 Valid Issue. When Limited Partners make a Capital Contribution in return for Interests as contemplated by this Agreement, they will hold such Interests, which will represent valid obligations of the Partnership and in respect of which they will not be liable to make any additional capital contributions (except as they otherwise agree) and no obligations of the Partnership will attach thereto.

16.	AMENDMENTS TO AGREEMENT.

16.1 Amendments. This Agreement may be modified, amended or supplemented by written action of the General Partner; provided, that this Agreement may not be modified, amended or supplemented (i) without the prior written consent of TPG Cayman and Oaktree Cayman to the extent such Person, directly or indirectly (through a direct or indirect ownership interest in any Limited Partner other than through ownership of TMHC Common Stock), has an ownership interest in Units or Interests in the Partnership and (ii) in any way that would affect any Class of Units in a manner materially and disproportionately adverse to any other Class of Units in existence immediately prior to such amendment without the prior written consent of the Limited Partners, not to be unreasonably withheld or delayed, that hold at least a majority of such Class of Units so materially adversely and disproportionately affected (it being understood and agreed that for purposes of this Section 16.1(ii), the Vested Common Units and Unvested Common Units shall be treated as one Class of Units).

16.2 Binding Effect. Any modification or amendment to this Agreement pursuant to this Article 16 shall be binding on all Limited Partners.

17.	GENERAL.

17.1 Successors; Governing Law. This Agreement shall be binding upon the executors, administrators, estates, heirs and legal successors of the Limited Partners. This Agreement and the rights of the parties hereunder arising out of or related to this Agreement or the transactions contemplated hereunder shall be governed by, and interpreted in accordance with, the laws of the Cayman Islands, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws. Notwithstanding the foregoing, the terms “gross negligence,” “negligence” and “willful misconduct” as used in this Agreement shall be interpreted in accordance with the laws of the State of Delaware.

17.2 Notices, Etc. All notices, demands and communications required or permitted hereunder shall be in writing and shall be deemed effectively given to a party to this Agreement if (i) delivered personally, (ii) sent and received by facsimile, (iii) sent by electronic mail or (iv) sent by certified or registered mail or by Federal Express, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows: (a) if to any Limited Partner, at the address of such Limited Partner on file with the Partnership; and (b) if to the General Partner or the Partnership, to

c/o Taylor Morrison Home Corporation
4900 North Scottsdale Road, Suite 2000
Scottsdale, AZ 85251
Attention:	Darrell Sherman,
Vice President and General Counsel
Facsimile:	(866) 390-2612
E-mail:	dsherman@taylormorrison.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	John C. Kennedy
Lawrence G. Wee
Facsimile:	(212) 757-3990
E-mail:	jkennedy@paulweiss.com
lwee@paulweiss.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, Massachusetts
USA 02199
Attention:	Julie H. Jones
Alfred O. Rose
Facsimile:	(617) 951-7050
E-mail:	julie.jones@ropesgray.com
alfred.rose@ropesgray.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York
USA 10022
Attention:	George E.B. Maguire
Jasmine Ball
Facsimile No.:	(212) 909-6836
E-mail:	gebmaguire@debevoise.com
jball@debevoise.com

if to TMHC or any Management Limited Partners:

Taylor Morrison Home Corporation
4900 North Scottsdale Road, Suite 2000
Scottsdale, AZ 85251
Attention:	Darrell Sherman,
Vice President and General Counsel
Facsimile:	(866) 390-2612
E-mail:	dsherman@taylormorrison.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	John C. Kennedy
Lawrence G. Wee
Facsimile:	(212) 757-3990
E-mail:	jkennedy@paulweiss.com
lwee@paulweiss.com

if to TPG Cayman:

TPG Global, LLC
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
USA 94104
Attention:	Ronald Cami
Facsimile No.:	(415) 743-1501
E-mail:	rcami@tpg.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, Massachusetts
USA 02199
Attention:	Julie H. Jones
Alfred O. Rose
Facsimile:	(617) 951-7050
E-mail:	julie.jones@ropesgray.com
alfred.rose@ropesgray.com

if to Oaktree Cayman:

Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor
Los Angeles, California
USA 90071
Attention:	Kenneth Liang
Facsimile No.:	(213) 830-6293
E-mail:	kliang@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York
USA 10022
Attention:	George E.B. Maguire
Jasmine Ball
Facsimile No.:	(212) 909-6836
Email:	gebmaguire@debevoise.com
jball@debevoise.com

Unless otherwise specified herein, such notices or other communications shall be deemed effective, (a) on the date received, if personally delivered or sent by facsimile or electronic mail during normal business hours, (b) on the business day after being received if sent by facsimile or electronic mail other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the Limited Partner shall be entitled to specify a different address by giving notice as aforesaid to the General Partner and the Partnership. The General Partner and the Partnership shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto. Sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply.

17.3 Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination shall not affect the other provisions hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

17.4 Construction. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, the principle of contra proferentum shall not apply to this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

17.5 Table of Contents, Headings. The table of contents and headings used in this Agreement are used for administrative convenience only and do not constitute substantive matter to be considered in construing this Agreement.

17.6 Rights Limited. Nothing in this Agreement will be construed as (a) giving any Person the right to continued employment with or the right to continue in any other service relationship with the Partnership or any of its Affiliates, or (b) limiting in any respect the ability of the Partnership or any of its Affiliates to terminate any Person’s employment for any reason, even if the termination is in violation of an obligation of the Partnership or its Affiliates to such Person.

17.7 Entire Agreement. This Agreement, each Limited Partner’s respective purchase agreement, subscription agreement, Management Rollover Agreement or unit certificate and the other agreements contemplated hereby and thereby constitute the entire agreement of the Limited Partners and their Affiliates relating to the Partnership and supersede all prior meetings, communications, representations, negotiations, contracts or agreements (including any prior drafts thereof) with respect to the Partnership, whether oral or written, none of which shall be used as evidence of the parties’ intent. In addition, each party hereto acknowledges and agrees that all prior drafts of this Agreement contain attorney work product and shall in all respects be subject to the foregoing sentence.

17.8 No Third Party Rights. Except as expressly provided herein, the provisions of this Agreement are solely for the benefit of the Partnership, the General Partner and the Limited Partners, and no other Person, including creditors of the Partnership, shall have any right or claim against the Partnership, the General Partner or any Limited Partner by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement. Notwithstanding the foregoing, each Indemnified Person and Exempted Person shall be an express third party beneficiary of this Agreement.

17.9 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Partnership is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Partnership. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Partnership, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

17.10 Counterparts and Facsimile. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. This Agreement, each Limited Partner’s respective purchase agreement, subscription agreement or unit certificate and the other agreements contemplated hereby and thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic delivery (i.e., by email of a PDF signature page) shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by electronic delivery as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

17.11 Jurisdiction and Venue; Waiver of Jury Trial.

(a) Subject to the last sentence of this Section 17.11(a), the parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in Delaware in connection with any action relating to this Agreement and agree that service of summons, complaint or other process in connection with any such action may be made as set forth in Section 17.2 and that service so made shall be as effective as if personally made in the State of Delaware. To the extent not prohibited by applicable Law, each Partner waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in the above-named courts, any claim that such Partner is not subject personally to the jurisdiction of such courts, that such Partner’s property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or the subject matter thereof, may not be enforced in or by such courts. Notwithstanding the foregoing, nothing in this Section 17.11 excludes the jurisdiction of the Cayman Islands courts with respect to any matter reserved to it pursuant to the ELP Law or Cayman Islands law.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 17.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 17.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

17.12 Offset. Whenever hereunder the Partnership is to pay any sum to any Limited Partner, any amounts that such Limited Partner owes to the Partnership or any of its Subsidiaries may be deducted from that sum before payment and the amount of such sum deducted shall nonetheless be treated as paid to such Limited Partner.

17.13 Adjustment of Numbers. Subject to Section 16.1, all numbers set forth herein that refer to Unit prices or amounts and all references to numbers of Units shall be appropriately adjusted by the General Partner in good faith to reflect Unit splits, Unit dividends, combinations of Units and other recapitalizations affecting the subject class of equity.

17.14 Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday, or legal holiday in the State of New York, the

Cayman Islands, or the jurisdiction in which the Partnership’s principal office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday, or legal holiday.

17.15 Survival. Section 2.5, Section 5.3 and Article 13 shall survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement or the dissolution of the Partnership.

17.16 Wills. Each Limited Partner who is a natural person agrees to execute a will which shall contain a direction and authorization to his or her personal representative, executor or administrator to comply with the provisions of this Agreement and to sell his or her Units, as the case may be, in accordance with this Agreement; provided, however, that the failure of any such Limited Partner to do so shall not affect the validity or enforceability of this Agreement.

17.17 Spousal Consent. If requested by the General Partner, each married Partner, and each such Partner who, subsequent to the date hereof, marries or remarries, shall concurrently with his or her execution hereof deliver to the General Partner the written consent of his or her spouse; provided, however, that the failure of any such Partner to do so shall not affect the validity or enforceability of this Agreement.

17.18 Designees. Each of the rights granted to a Limited Partner may, upon the request of such Limited Partner, be exercised in whole or in part from time to time by its Affiliates and other designees.

17.19 Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Exempted Limited Partnership as a deed on the date and year first written above.

GENERAL PARTNER:	TMM Holdings II GP, ULC

	By:	/s/ Darrell Sherman
	Name:	Darrell Sherman
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Exempted Limited Partnership Agreement for TMM Holdings II Limited Partnership]

INITIAL LIMITED PARTNER:	Executed and delivered as a deed by:

TPG TMM Holdings II LP, Inc.

	By:	/s/ Ronald Cami
		Name:	Ronald Cami
		Title:	Vice President and Secretary

[Signature Page to Exempted Limited Partnership Agreement for TMM Holdings II Limited Partnership]

LIMITED PARTNER:	Executed and delivered as a deed by:

TPG TMM Holdings II, L.P.

	By:	TPG TMM Holdings II GP, ULC,
its general partner

	By:	/s/ Ronald Cami
		Name:	Ronald Cami
		Title:	Vice President and Secretary

[Signature Page to Exempted Limited Partnership Agreement for TMM Holdings II Limited Partnership]

LIMITED PARTNER:	Executed and delivered as a deed by:

OCM TMM Holdings II, L.P.

	By:	OCM TMM Holdings II, GP, ULC,
its general partner

	By:	/s/ Derek Smith
		Name:	Derek Smith
		Title:	Authorized Signatory

	By:	/s/ Kenneth Liang
		Name:	Kenneth Liang
		Title:	Authorized Signatory

[Signature Page to Exempted Limited Partnership Agreement for TMM Holdings II Limited Partnership]

LIMITED PARTNER:	Executed and delivered as a deed by:

Taylor Morrison Home Corporation

	By:	/s/ Darrell Sherman
	Name:	Darrell Sherman
	Title:	Vice President, General Counsel and Secretary

[Signature Page to Exempted Limited Partnership Agreement for TMM Holdings II Limited Partnership]

LIMITED PARTNER:	Executed and delivered as a deed by:

JHI Holding Limited Partnership, by its General Partner, JHI Advisory Ltd.

	By:	/s/ Joe S. Houssian
		Name:	Joe S. Houssian
		Title:	Director

[Signature Page to Exempted Limited Partnership Agreement for TMM Holdings II Limited Partnership]

/s/ Kenneth Dar Ahrens
Kenneth Dar Ahrens

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Sally Michelle Bassett
Sally Michelle Bassett

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Philip S. Bodem
Philip S. Bodem

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Calvin R. Boyd
Calvin R. Boyd

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Michelle M Campbell
Michelle M Campbell

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Carl David Cone
Carl David Cone

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Mark A. Delillo
Mark A. Delillo

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Timothy Eller
Timothy Eller

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Charles Enochs
Charles Enochs

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Caroline G. Estrada
Caroline G. Estrada

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Kip Williams Gilleland
Kip Williams Gilleland

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Amy L. Haywood-Rino
Amy L. Haywood-Rino

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ George T. Hennessy
George T. Hennessy

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Erik M. Heuser
Erik M. Heuser

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Douglas P. Holloway
Douglas P. Holloway

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ David Hreha
David Hreha

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Graham Hughes
Graham Hughes

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ James E. Jimison
James E. Jimison

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Maurice B. Johnson
Maurice B. Johnson

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Tawn Kelley
Tawn Kelley

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ John Kempton
John Kempton

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Peter Lane
Peter Lane

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ John H. Lucas
John H. Lucas

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Tommi Lynn Manning
Tommi Lynn Manning

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Todd Merrill
Todd Merrill

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Douglas Miller
Douglas Miller

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Kathleen R. Owen
Kathleen R. Owen

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Sheryl D. Palmer
Sheryl D. Palmer

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Joseph B. Poletti
Joseph B. Poletti

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Darrell Sherman
Darrell Sherman

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Louis Steffens
Louis Steffens

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Timothy J. Towell
Timothy J. Towell

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Stephen J. Wethor
Stephen J. Wethor

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Jonathan C. White
Jonathan C. White

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Erin A. Willis
Erin A. Willis

[Signature Page to LPA of TMM Holdings II Limited Partnership]

/s/ Robert W. Witte
Robert W. Witte

[Signature Page to LPA of TMM Holdings II Limited Partnership]

Exhibit 3.1

LIMITED PARTNERS OF THE PARTNERSHIP

Limited Partner	Common Units

TPG TMM Holdings II, L.P.	54,881,984 Common Units

OCM TMM Holdings II, L.P.	54,881,984 Common Units

Taylor Morrison Home Corporation	[—] Common Units

JHI Holding Limited Partnership	1,208,897 Common Units

Sheryl Palmer	509,677 Common Units

Steve Wethor	198,912 Common Units

Lou Steffens	193,972 Common Units

Darrell Sherman	138,046 Common Units

David Cone	96,205 Common Units

Tawn Kelley	93,703 Common Units

Timothy Eller	63,695 Common Units

Bob Witte	44,576 Common Units

Erik Heuser	57,478 Common Units

Katy Owen	45,430 Common Units

Graham Hughes	44,576 Common Units

Charlie Enochs	31,415 Common Units

Dar Ahrens	29,993 Common Units

Steve Kempton	29,993 Common Units

Jonathan White	29,141 Common Units

Phil Bodem	28,002 Common Units

Maurice Johnson	28,002 Common Units

Tim Towell	28,002 Common Units

Peter Lane	31,848 Common Units

Kip Gilleland	27,434 Common Units

Calvin Boyd	7,963 Common Units

David Hreha	7,963 Common Units

Tom Hennessy	5,119 Common Units

Lynn Manning	5,119 Common Units

Todd Merrill	4,551 Common Units

Erin Willis	4,551 Common Units

Michelle Bassett	3,412 Common Units

Jim Jimison	3,413 Common Units

Michelle Campbell	2,844 Common Units

Mark Delillo	2,844 Common Units

Amy Haywood	2,844 Common Units

Doug Holloway	2,844 Common Units

John Lucas	2,844 Common Units

Doug Miller	2,276 Common Units

Joe Poletti	2,276 Common Units

Carlie Estrada	1,138 Common Units

Exhibit 8.1

OFFICERS

1. Election. The officers may be elected by the General Partner at any time. At any time or from time to time the General Partner may delegate to any officer their power to elect or appoint any other officer or any agents.

2. Tenure. Each officer shall hold office until his or her respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the General Partner, or the officer by whom he or she was appointed or by the officer who then holds agent appointive power.

3. President and Vice President. Unless the General Partner otherwise specifies, the President shall be the chief executive officer and shall have direct charge of all activities of the Partnership and, subject to the control of the General Partner, shall have general charge and supervision of the activities of the Partnership. Any Vice Presidents shall have duties as shall be designated from time to time by the General Partner or the President.

4. Treasurer and Assistant Treasurers. Unless the General Partner otherwise specifies, the Treasurer (or if no Treasurer is elected, the President) shall be the chief financial officer of the Partnership and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the General Partner or the President. If no Controller is elected, the Treasurer (or if no Treasurer is elected, the President) shall, unless the General Partner otherwise specifies, also have the duties and powers of the Controller. Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the General Partner, the President or the Treasurer.

5. Controller and Assistant Controllers. If a Controller is elected, the Controller shall, unless the General Partner otherwise specifies, be the chief accounting officer of the Partnership and be in charge of its books of account and accounting records, and of its accounting procedures. The Controller shall have such other duties and powers as may be designated from time to time by the General Partner, the President or the Treasurer. Any Assistant Controller shall have such duties and powers as shall be designated from time to time by the General Partner, the President, the Treasurer or the Controller.

6. Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the Partners and the General Partner in a book or series of books to be kept therefor and shall file therein all actions by written consent of the General Partner. In the absence of the Secretary from any meeting, an Assistant Secretary, or if no Assistant Secretary is present, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall keep or cause to be kept records, which shall contain the names and record addresses of all Limited Partners. The Secretary shall have such other duties and powers as may from time to time be designated by the General Partner or the President. Any Assistant Secretaries shall have such duties and powers as shall be designated from time to time by the General Partner, the President or the Secretary.

7. Vacancies. If the office of any officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and until his or her successor is chosen and qualified or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

8. Resignation and Removal. The General Partner may at any time remove any officer either with or without cause. The General Partner may at any time terminate or modify the authority of any agent. Any officer may resign at any time by delivering his or her resignation in writing to the General Partner, the President or the Secretary. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state.